THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING OF THE COMPANY PARTIES THAT WILL BE EFFECTUATED THROUGH CHAPTER 11 CASES IN THE BANKRUPTCY COURT ON THE TERMS DESCRIBED HEREIN. THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RESTRUCTURING TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.02, this “Agreement”) is made and entered into as of December 7, 2023 (the “Agreement Effective Date”), by and among the following parties (each of the following described in sub-clauses (i) through (ii) of this preamble, a “Party,” and collectively, the “Parties”):1 i. Troika Media Group, Inc., a Nevada Corporation (“Troika”), and each of its direct and indirect subsidiaries that have executed and delivered counterpart signature 1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 hereof.

2 pages to this Agreement (together with the Entities in this clause (i), as listed on Exhibit A, collectively, the “Company Parties,” and each, a “Company Party”); ii. the Prepetition Agent; and iii. the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold Prepetition Secured Claims (as defined herein) that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Company Parties (the Entities in this clause (iii), collectively, the “Consenting Lenders”; together with the Prepetition Agent, the “Consenting Lender Parties”). RECITALS WHEREAS, the Company Parties and the Consenting Lender Parties have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and the exhibits hereto, including the term sheet attached as Exhibit B hereto (as may be amended, supplemented, or otherwise modified from time to time pursuant to this Agreement, the “Restructuring Term Sheet”), and the term sheet for the terms of a proposed credit bid and DIP Facility (as defined herein) submitted, arranged and funded, as applicable, by the Consenting Lenders and/or their affiliates attached hereto as Exhibit C (as may be amended, supplemented, or otherwise modified from time to time pursuant to this Agreement, the “DIP Term Sheet”), and such transactions as described in this Agreement and the exhibits hereto (the “Restructuring Transactions”); WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”); WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement, the Restructuring Term Sheet, and the DIP Term Sheet. NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: AGREEMENT Section 1. Definitions and Interpretation. 1.01. Definitions. The following terms shall have the following definitions: “Acceptable Plan” has the meaning set forth in the Restructuring Term Sheet. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

3 “Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02 (including the Restructuring Term Sheet and the DIP Term Sheet). “Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party. “Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more of the Company Parties that is an alternative to one or more of the Restructuring Transactions. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Company Parties, their estates, or other parties in interest under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) or other applicable sections of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time. “Bidding Procedures” means the procedures governing the sale and marketing process for the Sale Transaction (in form and substance reasonably satisfactory to the Consenting Lenders and the Company Parties). “Bidding Procedures Motion” means the motion seeking approval of the Bidding Procedures (in form and substance reasonably satisfactory to the Consenting Lenders and the Company Parties). “Bidding Procedures Order” means the order entered by the Bankruptcy Court approving the Bidding Procedures, which Bidding Procedures Order shall be consistent with this Agreement, the Restructuring Term Sheet, and the DIP Term Sheet (in form and substance reasonably satisfactory to the Consenting Lenders and the Company Parties). “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

4 “Causes of Action” means any action, Claim, cause of action, Avoidance Action, controversy, demand, right, action, lien, indemnity, equity interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in contract or in tort, in law or in equity, or pursuant to any other theory of law. “Chapter 11 Cases” has the meaning set forth in the recitals of this Agreement. “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code. “Company Parties” has the meaning set forth in the recitals to this Agreement. “Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021. “Confirmation Order” means the confirmation order with respect to the Plan (in form and substance reasonably satisfactory to the Consenting Lenders and the Company Parties). “Consenting Lender Parties’ Advisors” means, collectively, (a) King & Spalding LLP, as legal advisor, (b) Ankura Consulting Group, LLC, as financial advisor, and (c) such other consultants and advisors engaged by the Consenting Lender Parties from time to time as deemed necessary in their sole discretion in connection with the Restructuring Transactions. “Consenting Lender Parties” has the meaning set forth in the preamble to this Agreement. “Consenting Lenders” has the meaning set forth in the preamble to this Agreement. “Converge MIPA” that certain Membership Interest Purchase Agreement, dated November 22, 2021 (as amended by that certain Amendment No. 1 to MIPA dated January 18, 2022, that certain Amendment No. 2 to MIPA dated February 18, 2022, and that certain Amendment No. 3 to MIPA dated March 10, 2022, and as further amended from time to time, by and among Troika Media Group, Inc. and CD Acquisition Corp., as Purchaser, and Maarten Terry, Michael Carrano, Sadiq Toama, and Thomas Marianacci, as Sellers. “Converge Sellers” means Maarten Terry, Michael Carrano, Sadiq Toama, and Thomas Marianacci, each in their capacity as a “Seller” under the Converge MIPA. “Converge Seller Litigation” means that certain action captioned Michael Carrano, Thomas Marianacci, Maarten Terry, and Sadiq Toama v. Troika Media Group, Inc. and CD Acquisition Corporation, Case No. 653449/2023, Supreme Court of the State of New York, County of New York, commenced on July 17, 2023.

5 “Debtors” means the Company Parties that commence Chapter 11 Cases other than Converge Marketing Services, LLC. “Definitive Documents” means the documents listed in Section 3.01. “DIP Agent” means Blue Torch Finance LLC (in such capacity, together with its successors and assigns). “DIP Credit Agreement” means the credit agreement governing the DIP Facility as set forth, and in accordance with the terms of, the DIP Term Sheet. “DIP Event of Default” has the meaning set forth in the DIP Credit Agreement. “DIP Facility” means a secured superpriority priming debtor-in-possession non˗amortizing facility comprised of: a term loan facility available in multiple draws as set forth in the DIP Credit Agreement and related documents, in accordance with the terms of the DIP Term Sheet. “DIP Orders” means the Interim DIP Order and Final DIP Order. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. “Equity Interests” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Company Party, including all issued, unissued, authorized, or outstanding shares of capital stock of the Company Parties and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Company Party. “Escrow Agreement” means that certain Escrow Agreement, dated as of March 21, 2022, among Troika, Alter Domus (US) LLC, as Escrow Agent, Blue Torch Finance LLC, as Customer, and Thomas Marianacci, as Seller Representative. “Escrow Litigation” means a Cause of Action, if any, commenced by the Borrower and/or the other Company Parties by filing an adversary proceeding pursuant to Bankruptcy Rule of Federal Procedure 7002 or the filing of a motion or other request for relief reasonably acceptable to the Required Consenting Lenders, seeking an order from the Bankruptcy Court with respect to whether the Escrow Funds (as such term is defined the Escrow Agreement) should be released to the Company, Blue Torch Finance LLC, or the Converge Sellers. “Escrow Litigation Stay Pleadings” means an adversary proceeding, a motion, and/or another request for relief seeking an order from the Bankruptcy Court staying the litigation captioned Marianacci v. Blue Torch Finance LLC and Alter Domus (US) LLC, New York Supreme Ct., Index No. 655884/2023 (Nov. 27, 2023) and all pleadings related thereto.

6 “Escrow Litigation Pleadings” means all complaints, answers, motions, affidavits, declarations, and other material pleadings (including any amendments to the foregoing) filed in the Chapter 11 Cases, including in any adversary proceeding commenced in the Bankruptcy Court, related to the Escrow Litigation. “Escrow Mediation” means a mediation ordered by the Bankruptcy Court with respect to whether the Escrow Funds (as such term is defined the Escrow Agreement) should be released to the Company, Blue Torch Finance, LLC, or the Converge Sellers, in which at least the following parties agree to mediate: (i) the Debtors, (ii) Blue Torch Finance, LLC, (iii) Michael Carrano, and (iv) Maarten Terry. “Escrow Mediation Motion” means a motion or other request for relief filed by the Debtors in the Chapter 11 Cases to appoint a mediator and commence the Escrow Mediation as well as a related stipulation or proposed order. “Final DIP Order” means the order entered by the Bankruptcy Court approving the DIP Facility on a final basis consistent with the terms of the DIP Term Sheet and otherwise in form and substance satisfactory to the Consenting Lenders and the Company Parties. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, vacated, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely sought, or if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment. “First Day Pleadings” means the first-day pleadings that the Company Parties file with the Bankruptcy Court upon the commencement of the Chapter 11 Cases. “Interim DIP Order” means the order entered by the Bankruptcy Court approving the interim DIP order consistent with the terms of the DIP Term Sheet and otherwise in form and substance satisfactory to the Consenting Lenders and the Company Parties. “Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit D. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4881.

7 “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). “Milestones” have the meaning set forth in Section 4.01 of this Agreement. “Parties” has the meaning set forth in the preamble to this Agreement. “Permitted Transferee” means each transferee of any Prepetition Secured Claims who meets the requirements of Section 10.01. “Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case. “Plan” has the meaning set forth in the Restructuring Term Sheet. “Plan Effective Date” means the occurrence of the effective date of the Plan according to its terms. “Prepetition Agent” means Blue Torch Finance LLC, in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms of the Prepetition Credit Agreement. “Prepetition Credit Agreement” means that certain Credit Agreement, March 21, 2022 (as amended by that certain First Amendment to Financing Agreement, dated as of September 22, 2023, Second Amended & Restated Limited Waiver to Financing Agreement, dated as of September 29, 2023, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Company Parties, the Prepetition Lenders, and the Prepetition Agent. “Prepetition Lenders” means, collectively, the banks, financial institutions, and other lenders party to the Prepetition Credit Agreement from time to time, each solely in their capacity as such. “Prepetition Loans” means loans outstanding under the Prepetition Credit Agreement. “Prepetition Secured Claims” means any Claims against any Company Party arising under the Prepetition Credit Agreement. “Purchase Agreement” means the purchase agreement, in form and substance acceptable to the Required Consenting Lenders and Company Parties, pursuant to which the Company Parties will effectuate the Sale Transaction. “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Prepetition Secured Claims (or enter with customers into long and short positions in Prepetition Secured Claims), in its capacity as a dealer or market maker in

8 Prepetition Secured Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt). “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees. “Required Consenting Lenders” means, as of the relevant date, Consenting Lenders holding at least 50.01% of the aggregate outstanding principal amount of the Prepetition Loans that are held by all Consenting Lenders. “Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act. “Sale Documents” means all motions, filings, documents, and agreements related to the Sale Transaction, including the Purchase Agreement(s), the Bidding Procedures Motion, the Bidding Procedures, the Bidding Procedures Order, the Sale Motion, and the Sale Order. “Sale Motion” means the motion seeking approval of the Sale Order in form and substance reasonably acceptable to the Consenting Lenders and Company Parties. “Sale Order” means the order of the Bankruptcy Court approving the sale(s) set forth in the Stalking Horse APA or other Purchase Agreement(s) in form and substance satisfactory to the Consenting Lenders and the Company Parties. “Sale Transaction” means a sale involving all or substantially all of the Company Parties’ assets to a purchaser formed by the Consenting Lenders or a higher or otherwise better bidder pursuant to section 363 of the Bankruptcy Code. “Securities Act” means the Securities Act of 1933, as amended. “Stalking Horse APA” has the meaning set forth in the Restructuring Term Sheet. “Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 12.02, 13.03, or 13.04. “Transfer” has the meaning set forth in section 101(54) of the Bankruptcy Code. “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit E.

9 1.02. Interpretation. For purposes of this Agreement: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document (other than a Definitive Document) being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement; (f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement; (g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws; (i) the use of “include” or “including” is without limitation, whether stated or not; (j) the phrase “counsel to the Consenting Lenders” refers in this Agreement to each counsel specified in Section 15.09 other than counsel to the Company Parties. Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which each of the following conditions have been satisfied or waived in accordance with this Agreement: (a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

10 (b) the Consenting Lender Parties shall have executed and delivered counterpart signature pages of this Agreement to each of the Parties; (c) the Consenting Lenders shall hold not less than 66 2/3% of the principal amount of the Prepetition Loans; and (d) counsel to the Company Parties shall have given notice to counsel to the Consenting Lender Parties in the manner set forth in Section 15.09 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2(a) have occurred. Section 3. Definitive Documents. 3.01. The Definitive Documents governing the Restructuring Transactions shall include the following: (a) this Agreement; (b) the Escrow Mediation Motion; (c) the Escrow Litigation Stay Pleadings; (d) the DIP Credit Agreement; (e) the DIP Orders; (f) the Sale Documents; (g) the Plan; (h) the Confirmation Order; (i) all material pleadings filed by the Company Parties in connection with the Chapter 11 Cases (or related order), including the First Day Pleadings and all orders sought pursuant thereto; provided, however, that monthly or quarterly operating reports, retention applications, fee applications, fee statements, and any declarations in support thereof or related thereto shall not constitute material pleadings; and (j) any and all other deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments, or other documents reasonably necessary or desirable to consummate and document the transactions contemplated by this Agreement or the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements from time to time). 3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Agreement Effective Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants, as applicable, consistent with the terms of this

11 Agreement, as they may be modified, amended, or supplemented in accordance with 13. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Agreement Effective Date shall otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Lenders. Section 4. Milestones. 4.01. The Company Parties shall implement the Restructuring Transactions in accordance with the following milestones (the “Milestones”), unless extended or waived in writing in advance by the Required Consenting Lenders; provided that if any such Milestone falls on a date which is not a Business Day, such Milestone shall be automatically extended to the first Business Day thereafter: (a) A Purchase Agreement setting forth the material terms and conditions of the Consenting Lenders’ stalking horse credit bid for all or substantially all of the Company Parties’ assets and assumption of certain liabilities shall be negotiated, in form and substance mutually acceptable to the Company Parties and the Consenting Lender Parties, by no later than the Petition Date. (b) The Petition Date shall occur no later than December 7, 2023; (c) On the Petition Date, the Debtors shall file an appropriate motion with the Bankruptcy Court for entry of an order providing for bidding procedures for the sale of the Debtors’ assets that establishes a date that is no later than 58 calendar days after the Petition Date as the deadline for the submission of binding bids with respect to their assets; (d) No later than 4 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order; (e) No later than 10 Business Days after the Petition Date, the Debtors shall file the Escrow Mediation Motion; (f) No later than 10 Business Days after the Petition Date, the Debtors shall file the Escrow Litigation Stay Pleadings; (g) No later than 30 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order, subject to the availability of the Bankruptcy Court to conduct the final hearing on the DIP Facility; (h) No later than 30 calendar days after the Petition Date, obtain entry of the Bidding Procedures Order; (i) No later than 65 calendar days after the Petition Date, the Debtors shall commence an auction for the acquired assets, in accordance with the Bidding Procedures Order; provided that if there is no higher or better offer submitted in comparison to the stalking horse bid(s), no auction shall be held;

12 (j) No later than 70 calendar days after the Petition Date, the Bankruptcy Court shall have entered one or more Sale Order(s) approving each of the winning bid(s) resulting from such sale(s); and (k) Consummation of the sale and transactions contemplated thereby shall occur no later than the date that is 75 calendar days after the Petition Date. Section 5. Commitments of the Consenting Lenders. 5.01. General Commitments. (a) Affirmative Commitments. During the Agreement Effective Period, each Consenting Lender agrees, severally and not jointly, subject to Section 6, in respect of all of its Prepetition Secured Claims, and to direct the Prepetition Agent, to: (i) support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting, or in any process requiring voting or approval to which they are legally entitled to participate), in each case, in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (iii) use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 1.01(a)(ii); (iv) give any notice, order, instruction, or direction to the Agent necessary to give effect to the Restructuring Transactions; and (v) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party (b) Negative Commitments. During the Agreement Effective Period, each Consenting Lender agrees, severally and not jointly, in respect of all of its Prepetition Secured Claims, that it shall not directly or indirectly: (i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (ii) propose, file, support, or vote for any Alternative Restructuring Proposal; (iii) file or join in any motion, objection, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is inconsistent with this Agreement;

13 (iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; provided, that any Consenting Lender may file motions, pleadings, or other documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) with respect to its or their rights under any Definitive Document and relating to or arising from matters and rights not specifically set forth in this Agreement, including the Restructuring Term Sheet; (v) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against Company Parties; or (vi) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code. 5.02. Commitments with Respect to Chapter 11 Cases. (a) During the Agreement Effective Period, in the event that the Company determines it is in the best interests of the estates to seek confirmation of a Plan, each Consenting Lender that is entitled to vote to accept or reject such Plan pursuant to its terms agrees, severally and not jointly, that it shall: (i) Subject to receipt of a Disclosure Statement and solicitation materials, timely support, and vote in favor of (and not change or withdraw such vote in favor of), an Acceptable Plan; provided, however, that nothing in this Agreement shall prevent any Consenting Lender from changing, withholding, amending, or revoking (or causing the same) its vote, election, or consent with respect to an Acceptable Plan if this Agreement has been terminated as in accordance with its terms; (ii) to the extent it is permitted to elect whether to opt out of the releases set forth in any Acceptable Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and (iii) during the Agreement Effective Period, each Consenting Lender, in respect of each of its Prepetition Secured Claims, will support, and will not directly or indirectly object to, delay, impede, or take any other action in violation of this Agreement to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement. Section 6. Additional Provisions Regarding the Consenting Lenders’ Commitments. 6.01. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Lender Party or its advisors to consult with the Company Parties, their related Affiliates, any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee) or any advisors thereto;

14 (b) impair or waive the rights of any Consenting Lender to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) constitute a waiver or amendment of any provision of the Prepetition Credit Agreement or similar agreements executed in connection with the Prepetition Credit Agreement; (d) be construed to prevent any Consenting Lender from exercising any consent or consultation rights provided with respect to the Consenting Lenders in the Definitive Documents; (e) prevent any Consenting Lender from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; (f) require any Consenting Lender to (1) incur any material expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities, or other obligations to any Consenting Lender or its affiliates or (2) provide any information that it reasonably determines to be sensitive or confidential; (g) prohibit any Consenting Lender from taking any action to prepare, commence, or support any action or other legal proceeding that seeks to establish, or defend from challenge, the amount, validity, allowance, character, enforceability, liens or encumbrances securing, or priority of any Prepetition Secured Claim of any Consenting Lender; or (h) limit the right of any Party to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document. Section 7. Commitments of the Company Parties. 7.01. Affirmative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to: (a) support and take all steps necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement; (b) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps necessary and desirable to address any such impediment; (c) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (d) negotiate in good faith, execute, and deliver the Definitive Documents and use commercially reasonable efforts to execute and deliver any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement; (e) notify the Consenting Lender Parties of any material breach of the Company Parties’ obligations, representations, warranties, or covenants herein of which the Company has actual knowledge of by furnishing written notice to the other Consenting Parties in accordance

15 with Section 14.09 within three (3) business days of the Company Parties’ actual knowledge of such material breach; not, directly or indirectly, take any actions, or fail to take any actions, where such taking or failing to take actions would be, in either case, (i) inconsistent with this Agreement or the Definitive Documents or (ii) otherwise inconsistent with, or expected to prevent, interfere with, delay or impede the implementation or consummation of, the Restructuring Transactions; (f) deliver or cause to be delivered for review and comment, as soon as commercially reasonable and in any event not less than two (2) Business Days (to the extent reasonably practicable) prior to filing (or as soon thereafter as is reasonably practicable under the circumstances), (i) all material pleadings, motions, and other documents (provided that any of the foregoing relating to the DIP Facility, Sale Documents, Escrow Agreement in accordance with the terms of clause (l) of this Section 7.01) or sale of any assets of the Debtors shall be deemed material) to be filed on behalf of the Debtors with the Bankruptcy Court; (ii) a list of proposed critical vendors and the amounts the Debtors would propose to pay such critical vendors pursuant to an order authorizing such payment; and (iii) a list of executory contracts that the Debtors may reject to the Consenting Lender Parties’ Advisors and the Consenting Lender Parties and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing. The Company Parties shall provide copies to the Prepetition Agent and the Consenting Lenders of all pleadings, motions, applications, judicial information, financial information and other documents proposed to be filed by or on behalf of the Debtors with the Bankruptcy Court, distributed by or on behalf of the Debtors to any committee, filed with respect to the Chapter 11 Cases; (g) comply with the Milestones (as defined in that certain Side Letter dated as of the date hereof between the Company Parties, the Lenders, and the Agents (as amended by that certain Amended and Restated Side Letter Agreement, dated as of May 8, 2023, and Second Amended and Restated Side Letter Agreement, dated as of August 23, 2023, the “Letter Agreement”) and other covenants set forth in the Letter Agreement; (h) conduct their business in the ordinary course in a manner that is consistent with past practices, and to preserve intact their business organization (subject to such modifications and changes as may be made by the Company Parties in their business judgment that do not have an adverse effect on the Company Parties), relationships with third parties (including lessors, licensors, suppliers, distributors, and customers), and employees; not sell any assets, enter into any new contracts, or modify any existing contracts, in each case outside of the ordinary course of business, without the prior written consent of the Required Consenting Lenders; (i) provide the Consenting Lender Parties and the Consenting Lender Parties’ Advisors with (i) access to the (a) interim chief executive officer, interim chief financial officer, and advisors of the Company Parties, and (b) such other members of the Company Parties’ management with the prior written consent (including e-mail) of the Company Parties or their advisors, for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and timely responses to all diligence requests; (j) promptly notify the Consenting Lender Parties and the Consenting Lender Party Advisors of (i) any newly commenced or threatened material governmental, regulatory, or third- party litigations, investigations, or hearings, including any material development in any of the

16 foregoing proceedings, and (ii) any material development in the Converge Seller Litigation, or any other existing third-party litigation, in each case of which the Company Parties or their advisors have actual knowledge; (k) consult and cooperate with the Consenting Lender Parties regarding the Escrow Mediation, including but not limited to, drafting the Escrow Mediation Motion, a draft of which shall be delivered to the Consenting Lender Parties and the Consenting Lender Parties’ Advisors as soon as commercially reasonable, and not less than three (3) Business Days prior to the anticipated filing date of any such Escrow Mediation Motion; and (l) consult and cooperate with the Consenting Lender Parties regarding the Escrow Litigation, including but not limited to, the drafting of the Escrow Litigation Stay Pleadings and the Escrow Litigation Pleadings, if any, , drafts of which shall be delivered to the Consenting Lender Parties and the Consenting Lender Parties’ Advisors as soon as commercially reasonable, and not less than three (3) Business Days prior to the anticipated filing date of any such Escrow Litigation Stay Pleadings or Escrow Litigation Pleadings. 7.02. Negative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly: (a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (b) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement; or (c) file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement. Section 8. Additional Provisions Regarding Company Parties’ Commitments. 8.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement, and such action or inaction may be taken without incurring any liability to the Consenting Lenders. 8.02. Notwithstanding anything to the contrary in this Agreement (but subject to Section 8.01), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue

17 discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiations of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Lender), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals. 8.03. Except as otherwise set forth in any order of the Bankruptcy Court, at all times prior to the date on which the Company Parties enter into a definitive agreement in respect of an Alternative Restructuring Proposal, the Company Parties shall provide the Consenting Lender Parties’ Advisors detailed updates on the status of discussions or negotiations regarding any Alternative Restructuring Proposal (including the terms thereof) as soon as practicable, and in no event longer than two (2) Business Days of the Company Parties’ or their advisors’ receipt of any such Alternative Restructuring Proposal. The Company Parties and/or the Company Parties’ advisors will make themselves available for separate status update calls with the Consenting Lender Parties’ Advisors upon request of the Consenting Lender Parties (in their reasonable discretion) with respect to the impact of such Alternative Restructuring Proposal on the Restructuring Transactions and any action taken or proposed to be taken by the Company Parties in response thereto. 8.04. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Section 9. Consenting Lender Directions to Prepetition Agent. 9.01. Restructuring Transactions. The Consenting Lenders, which constitute the “Required Lenders” under the Prepetition Credit Agreement, hereby direct and authorize the Prepetition Agent to enter into this Agreement and take all other actions the Prepetition Agent is required to take, in its reasonable discretion, to consummate the Restructuring Transactions pursuant to the terms of this Agreement, including, but not limited to, (i) the assignment of the Prepetition Loans to the Stalking Horse Bidder, (ii) the credit bid of the Prepetition Loans by the Stalking Horse Bidder pursuant to the Stalking Horse APA, and (iii) the subordination of the liens securing the Prepetition Loans and other obligations incurred under the Prepetition Credit Agreement to the liens securing the DIP Facility. In connection with this direction to the Prepetition Agent, the Consenting Lenders hereby reaffirm the indemnification provisions set forth in Section 10.05 of the Prepetition Credit Agreement, and further hereby irrevocably release and forever discharge each of (i) the Prepetition Agent and the other Consenting Lenders, solely in their respective capacities as such, and each of their respective affiliates, subsidiaries, successors and assigns, each solely in their respective capacities as an affiliate, subsidiary, successor or assign of such agent or lender, as applicable and (ii) the directors, officers, employees, agents, consultants and attorneys of each such person in such respective capacity referred to in the preceding clause (i) (each person referred in clauses (i) and (ii), a “Releasee”) of and from any all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known

18 or unknown, which such Consenting Lender ever had or now has against the Prepetition Agent, any Consenting Lender, or any other Releasee which relates, directly or indirectly, to any acts or omissions of the Prepetition Agent, any Consenting Lender, or any other Releasee relating to this Agreement and the Restructuring Transactions, including pursuant to this direction (collectively, the “Release”). This Section 9.01 is solely for the benefit of the Prepetition Agent and the Consenting Lenders, and shall not be enforced by, or otherwise provide any benefit to, the Company Parties. Section 10. Transfer of Prepetition Secured Claims. 10.01. During the Agreement Effective Period, no Consenting Lender shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Prepetition Secured Claims to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless: (a) in the case of any Prepetition Secured Claims, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Lender; and (b) either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Lender and the transferee provides notice of such Transfer (including the amount of the Prepetition Secured Claim) to counsel to (i) the Company Parties and (ii) the Consenting Lenders at or before the time of the proposed Transfer. 10.02. Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Prepetition Secured Claims. Any Transfer in violation of Section 10.01 shall be void ab initio. 10.03. This Agreement shall in no way be construed to preclude the Consenting Lenders from acquiring additional Prepetition Secured Claims; provided, however, that (a) such additional Prepetition Secured Claims shall automatically and immediately upon acquisition by a Consenting Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Lenders) and (b) such Consenting Lender must provide notice of such acquisition (including the amount of the Prepetition Secured Claim acquired) to counsel to (i) the Company Parties and (ii) Consenting Lenders within five (5) Business Days of such acquisition. 10.04. This Section 10 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Lender to Transfer any of its Prepetition Secured Claims. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply

19 and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements. 10.05. Notwithstanding Section 10.01, a Qualified Marketmaker that acquires any Prepetition Secured Claims with the purpose and intent of acting as a Qualified Marketmaker for such Prepetition Secured Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Prepetition Secured Claims if (i) such Qualified Marketmaker subsequently transfers such Prepetition Secured Claims (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 10.01; and (iii) the Transfer otherwise is a permitted Transfer under Section 10.01. To the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Prepetition Secured Claims that the Qualified Marketmaker acquires from a holder of the Prepetition Secured Claims who is not a Consenting Lender without the requirement that the transferee be a Permitted Transferee. 10.06. Notwithstanding anything to the contrary in this Section 10.06, the restrictions on Transfer set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests. Section 11. Representations and Warranties of Consenting Lenders. Each Consenting Lender severally, and not jointly, represents and warrants that, as of the date such Consenting Lender executes and delivers this Agreement: (a) it is the beneficial or record owner of the face amount of the Prepetition Secured Claims or is the nominee, investment manager, or advisor for beneficial holders of the Prepetition Secured Claims reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Prepetition Secured Claims other than those reflected in, such Consenting Lender’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 10); (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Prepetition Secured Claims; (c) such Prepetition Secured Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; (d) it has the full power to vote, approve changes to, and transfer all of its Prepetition Secured Claims referable to it as contemplated by this Agreement subject to applicable Law; and (e) solely with respect to holders of Prepetition Secured Claims, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person

20 (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Lender in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act. Section 12. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement: (a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (b) except as expressly provided in this Agreement and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; (c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; (d) it has not assigned, conveyed, sold, hypothecated or otherwise transferred all, any part of or any interest in any claim or Cause of Action that would be released pursuant to the releases set forth in the Restructuring Term Sheet or the Acceptable Plan; (e) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and (f) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement. Section 13. Termination Events. 13.01. Consenting Lender Termination Events. This Agreement may be terminated with respect to the Consenting Lender Parties, by the Required Consenting Lenders, by the delivery to the Company Parties of a written notice in accordance with Section 15.09 hereof upon the occurrence of the following events: (a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to

21 the Consenting Lender Parties seeking termination pursuant to this provision and (ii) remains uncured for fifteen (5) Business Days (to the extent capable of being cured); (b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) calendar days after such terminating Consenting Lender transmit a written notice in accordance with Section 15.09 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; (c) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Lenders, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code or dismissing one or more of the Chapter 11 Cases of a Company Party, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement; (d) the failure to meet any Milestone, which has not been waived or extended in a manner consistent with this Agreement; provided that, if the failure to achieve such Milestone is caused by, or results from, the breach by any Consenting Lender, as applicable, of its covenants, agreements, or other obligations under this Agreement, such Consenting Lender(s) shall not assert the right to terminate this Agreement pursuant to this Section 12.01(d); (e) any Company Party (i) files, waives, amends or modifies, or files a pleading seeking approval of any Definitive Document or authority to waive, amend, or modify any Definitive Document (including any waiver of any term or condition therein) in a manner that is materially inconsistent with, or constitutes a material breach of, this Agreement (including with respect to the consent rights afforded the Consenting Lenders under this Agreement), without the prior written consent of the Required Consenting Lenders, (ii) files or supports any plan of reorganization or liquidation that prevents, prohibits or otherwise restricts consummation of the Sale Transaction, or (iii) publicly announces its intention to take any such acts listed in the foregoing clause (i) or (ii), in the case of each of the foregoing clauses (i) through (iii), which remains uncured for three (3) Business Days; (f) any Company Party (i) voluntarily commences any case (other than the Chapter 11 Cases in accordance with this Agreement) or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as provided for in this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for an Company Party or for a substantial part of any Company Party’s assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment or

22 arrangement for the benefit of creditors or (vi) takes any corporate action for the purpose of authorizing any of the foregoing; (g) any Company Party files or supports another party in filing (i) a motion or pleading challenging the amount, validity, or priority of any Claims held by any Consenting Lender (or any liens securing such Claims) or (ii) a motion or pleading asserting (or seeking standing to assert) any purported claims against any of the Consenting Lenders, other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; (h) the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a plan of reorganization (including an Acceptable Plan); (i) the Company Parties fail to pay any fees and expenses of the Consenting Lender Parties’ Advisors in accordance with the terms of any order approving postpetition financing (unless such failure to pay was required by the Bankruptcy Court), which breach remains uncured for three (3) Business Days after receipt by the Company Parties of notice of such breach; (j) any of the Definitive Documents (i) shall have been amended or modified or (ii) shall have been withdrawn, in each case, without the consent of the Required Consenting Lenders, in each case, unless cured (to the extent curable) within three (3) Business Days after receipt by the Company Parties of notice of any event described in this clause (j); (k) the termination of the Stalking Horse APA on account of any breach by the Debtors under the terms of the Stalking Horse APA; (l) the termination of the DIP Credit Agreement on account of any DIP Event of Default by the Debtors under the terms of the DIP Credit Agreement; (m) the occurrence of a Material Adverse Effect (as such term is defined in the Prepetition Credit Agreement) other than any event, change, effect, occurrence, development, circumstance or change of fact directly related to the Restructuring Transactions; or (n) the Company Parties’ breach of Sections 7.01(k) and 7.01(l). 13.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.09 hereof upon the occurrence of any of the following events: (a) the breach in any material respect by one or more of the Consenting Lender Parties of any provision set forth in this Agreement that remains uncured for a period of five (5) Business Days after the receipt by the Consenting Lender Parties of notice of such breach; (b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal; provided, that, the Company Parties shall provide written notice of any such

23 determination made under either of the foregoing subclauses (i) and (ii) to the Consenting Lenders promptly and in no event later than two (2) Business Days after such determination is made; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 15.09 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; (d) the Consenting Lenders at any time consist of holders of less than 66 2/3% of the principal amount of obligations under the Prepetition Credit Agreement; or (e) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Consenting Lender seeking an order (without the prior written consent of the Company Parties, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code or dismissing one or more of the Chapter 11 Cases of a Company Party, or (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, or a trustee in one or more of the Chapter 11 Cases of a Company Party. 13.03. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Required Consenting Lenders and each Company Party. 13.04. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately (i) on the date that is one-hundred and twenty (120) days following consummation of the Sale Transaction; (ii) in the event the Debtors file a Plan with the Bankruptcy Court, the earlier of (a) one-hundred and eighty (180) days following the filing thereof and (b) the Plan Effective Date; (iii) upon the entry of an order by the Bankruptcy Court converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code or dismissing one or more of the Chapter 11 Cases of a Company Party; or (iv) upon termination of the DIP Credit Agreement or the Stalking Horse APA. 13.05. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void (subject to any order of the Bankruptcy Court to the contrary) from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and

24 this Agreement or otherwise; provided, however, any Consenting Lender withdrawing or changing its vote pursuant to this Section 13.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court (subject to any order of the Bankruptcy Court to the contrary). Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Lenders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date; provided, further, that each Company Party agrees not to seek any injunction or order from the Bankruptcy Court invalidating, blocking or otherwise opposing any revocation or withdrawal by a Consenting Lender of any consent or ballot made in accordance with this Section 12.05. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Lender, and (b) any right of any Consenting Lender, or the ability of any Consenting Lender, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Lender. No purported termination of this Agreement shall be effective under this Section 13.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 13.02(b). Nothing in this Section 13.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 13.02(b). Section 14. Amendments and Waivers. (a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 1413. (b) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by each Company Party and the Required Consenting Lenders. (c) Any proposed modification, amendment, waiver or supplement that does not comply with this Section 14 shall be ineffective and void ab initio. (d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

25 Section 15. Miscellaneous. 15.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law. 15.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern. 15.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable. 15.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. 15.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; TRIAL BY JURY WAIVER. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 15.06. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing

26 this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. 15.07. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Lenders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Lenders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. 15.08. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity. 15.09. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Troika Media Group, Inc. 25 West 39th Street, 6th Floor New York, NY 10018 Attention: General Counsel Telephone: (212) 213-0111 Email: general-counsel@troikamedia.com with a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Brian Lennon; Betsy Feldman Telephone: (212) 728-8000 Email: blennon@willkie.com; bfeldman@willkie.com (b) if to the Consenting Lender Parties, to: Blue Torch Finance LLC c/o Blue Torch Capital LP 150 East 58th Street, 18th Floor

27 New York, New York 10155 E-mail address: BlueTorchAgency@alterdomus.com with copies to: King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036 Telephone: (212) 556-2331 Attention: Roger Schwartz; Michael Handler E-mail address: rschwartz@kslaw.com; mhandler@kslaw.com Any notice given by delivery, mail, or courier shall be effective when received. 15.10. Independent Due Diligence and Decision Making. Each Consenting Lender Party hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. 15.11. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. 15.12. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement. 15.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. 15.14. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 15.15. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions

28 shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 15.16. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. 15.17. Capacities of Consenting Lenders. Each Consenting Lender has entered into this agreement on account of all Prepetition Secured Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Prepetition Secured Claims. 15.18. Debtors’ Fiduciary Obligations. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, the Plan, or anything included in any Definitive Document shall require any Debtor or any board of directors, board of managers, or similar governing body of any Debtor, after consulting with counsel, to take any action or to refrain from taking any action with respect to this Agreement, the Plan, or the Sale Transaction to the extent taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and any such action or inaction pursuant to such exercise of fiduciary duties shall not be deemed to constitute a breach of this Agreement; provided that the Debtors shall give prompt written notice to counsel to the Required Consenting Lenders (electronic mail among counsel being sufficient) of any determination made under this Section 15.18. 15.19. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, 13, or otherwise, including a written approval by the Company Parties or the Required Consenting Lenders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel. Notwithstanding the foregoing, this Section 15.19 shall not apply to amendments of this Agreement in accordance with Section 13. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written. [Signature Pages on File with Debtors]

EXHIBIT A Company Parties 1. TROIKA MEDIA GROUP, INC. 2. TROIKA DESIGN GROUP, INC. 3. TROIKA PRODUCTION GROUP, LLC 4. TROIKA-MISSION HOLDINGS, INC. 5. TROIKA IO, INC. 6. MISSION CULTURE LLC 7. MISSION MEDIA USA, INC. 8. TROIKA SERVICES, INC. 9. TROIKA MISSION WORLDWIDE, INC. 10. CONVERGE DIRECT, LLC 11. CONVERGE DIRECT INTERACTIVE, LLC 12. CONVERGE MARKETING SERVICES, LLC 13. LACUNA VENTURES, LLC 14. CD ACQUISITION CORP

EXHIBIT B Restructuring Term Sheet

TROIKA MEDIA GROUP, INC., ET AL. RESTRUCTURING TERM SHEET1 This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a proposed restructuring of the Debtors agreed to by the Required Consenting Lenders and the Debtors (each as defined below). This Restructuring Term Sheet does not contain a complete list of all terms and conditions of the potential transactions described herein. This Restructuring Term Sheet has been produced for discussion and settlement purposes only. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. This Restructuring Term Sheet is confidential and subject to applicable confidentiality provisions and agreements. The transactions described herein will be subject to the negotiation and completion of the Definitive Documents (as defined below) incorporating the terms set forth herein, and the closing of any transactions shall be subject to the terms and conditions set forth in such agreed and executed Definitive Documents. The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring Transactions (as defined below) or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring Transactions or related transactions. THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES, LOANS, OR OTHER INSTRUMENTS, OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN, IT BEING UNDERSTOOD THAT SUCH AN OFFER OR SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW. Restructuring Overview The Parties Troika Media Group, Inc. (“Troika”), a Nevada corporation, and certain of its subsidiaries and affiliates listed on Exhibit A hereto (collectively, the “Debtors”). No later than December 7, 2023 (the “Petition Date”), the Debtors will file (such filings, the “Chapter 11 Cases”) voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). 1 Capitalized terms used but otherwise not defined herein shall have the meaning ascribed to such terms in the Financing Agreement dated as of March 21, 2022 by and among Troika as borrower, the guarantors party thereto from time to time, Blue Torch Finance LLC as the administrative and collateral agent (the “Prepetition Agent”), and the lender parties thereto from time to time (the agreement, as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the “Financing Agreement”), the Restructuring Support Agreement (incorporating the terms of this Restructuring Term Sheet, and together with any exhibits thereto, the “Restructuring Support Agreement”), or the Stalking Horse APA (as defined below), as applicable.

2 The Debtors, the DIP Lenders,2 and the Consenting Lenders shall be referred to herein as the “Parties.” Overview of the Transaction The transactions contemplated herein (the “Restructuring Transactions”) shall be implemented through the filing of the Chapter 11 Cases. The Restructuring Transactions will be effectuated pursuant to a sale (the “Sale Transaction”) involving all or substantially all of the Debtors’ assets to an acquisition entity formed by the Consenting Lenders (the “Stalking Horse Bidder”) or a higher or otherwise better bidder pursuant to section 363 of the Bankruptcy Code (any such successful bidder, the “Purchaser”), followed by a wind-down of the estates and based on a budget that is acceptable to the Debtors and the Required Consenting Lenders (the “Wind-Down Budget”). The Chapter 11 Cases and the sale process will be funded by cash collateral and a DIP facility, the terms of which are set forth in the term sheet (the “DIP Term Sheet”) appended as Exhibit C to the Restructuring Support Agreement. Sale Transaction The Sale Transaction will be accomplished pursuant to a competitive bidding process to be conducted in accordance with bidding procedures in form and substance acceptable to the Debtors, the Required Consenting Lenders, and the DIP Lenders, subject to approval by the Bankruptcy Court (the “Bidding Procedures”) on the timeline contemplated by the milestones (the “Milestones”) set forth in the DIP Term Sheet. The DIP Agent at the direction of the DIP Lenders and/or the Prepetition Agent at the direction of the Required Consenting Lenders shall, pursuant to the terms of this Restructuring Term Sheet and the Definitive Documents, (i) designate the Stalking Horse Bidder as the purchaser of the Acquired Assets and the Assumed Liabilities (each as defined below), and (ii) contribute via assignment certain Prepetition Claims and DIP Claims to the Stalking Horse Bidder, in order for the Stalking Horse Bidder to credit bid some or all of the obligations as consideration for the Acquired Assets as set forth below. The Stalking Horse Bidder and the Debtors shall enter into a stalking horse asset purchase agreement for the sale of the Acquired Assets on an as-is/where-is basis to the Stalking Horse Bidder pursuant to definitive transaction documents, including such asset purchase agreement (the “Stalking Horse APA,” and together with all definitive transaction documentation, the “Sale Transaction Documentation”). The Stalking Horse Bidder acknowledges that its offer to purchase the Acquired Assets and assume the Assumed Liabilities pursuant to the 2 “DIP Lenders,” “DIP Agent,” “DIP Orders,” “DIP Claim,” and “Budget” shall have the meanings ascribed to them in the DIP Term Sheet.

3 Stalking Horse APA shall be subject to higher or otherwise better offers proposed in accordance with the Bidding Procedures. Acquired Assets The “Acquired Assets” shall comprise substantially all of the Debtors’ assets, including all cash other than the Excluded Cash (defined below). “Excluded Cash” means, collectively, all cash on hand and cash drawn under the DIP Facility to the extent necessary to, subject to the terms of the DIP Orders and Budget (each as approved by the Bankruptcy Court in connection with the DIP Facility), (a) satisfy the allowed fees and expenses of estate professionals that have accrued, are undisputed and are unpaid as of the Closing Date (to be defined in the Stalking Horse APA as the date of the closing of the Sale Transaction), (b) pay all administrative expenses of the Debtors that are accrued, unpaid, allowed, and undisputed as of the Effective Date (as defined below), subject to the DIP Orders and Budget, (c) fund an orderly liquidation of the Chapter 11 Cases and the dissolution of the Debtors, which amount of cash shall be $400,000 (the “Wind-Down Amount”), to be used in accordance with the Wind-Down Budget; provided that notwithstanding anything herein to the contrary, to the extent there is any residual Wind-Down Amount remaining after the payment of the items set forth in the Wind Down Budget, such amounts shall be promptly delivered to the Stalking Horse Bidder. In the event the Debtors have insufficient cash on hand (including proceeds of the DIP Facility) to fund the Wind-Down Amount, neither the Stalking Horse Bidder nor the Purchaser shall have any obligation to fund any shortfall. Purchase Price The aggregate consideration for the Acquired Assets pursuant to the Stalking Horse APA shall be no less than $51,000,000 and shall consist of the following (collectively, the “Purchase Price”): (i) a credit bid equal to (a) the outstanding claims under the Financing Agreement (the “Prepetition Loan Claims”) up to the full amount of the Prepetition Loan Claims, but not less than $40,000,000 and (b) the outstanding DIP Claims up to the full amount of the DIP Claims, but not less than $11,000,000 (collectively, the “Credit Bid”), and (ii) an assumption by the Stalking Horse Bidder of the Assumed Liabilities (as defined below). If any portion of the Prepetition Loan Claims or DIP Claims constituting the Credit Bid are repaid from the proceeds of Escrow Funds (as such term is defined in the Escrow Agreement) released to the Company prior to the closing of the Sale Transaction, the Credit Bid shall be reduced, dollar-for-dollar, by the amount of such repayment. Assumed Liabilities / Excluded Liabilities “Assumed Liabilities” shall include only the following liabilities, responsibilities, and obligations of the Debtors existing as of the Closing Date as set forth in the Stalking Horse APA, including but not limited to: (i) all liabilities under any leases and other executory contracts designated by the Purchaser to be assumed and assigned (the “Assumed Contracts”) to the extent arising out of or relating to events, occurrences, acts or omissions occurring solely after the Closing Date, (ii) claims, liabilities, and obligations arising out of the Debtors’ businesses or the ownership of the Acquired Assets to the extent arising

4 out of or relating to events, occurrences, acts or omissions occurring solely after the Closing Date (excluding, for the avoidance of doubt, any tax liability arising on or prior to the Closing Date), (iii) cash amounts necessary to cure any defaults in connection with the assumption of any Assumed Contract arising prior to the Closing Date (the “Cure Costs”); (iv) all post-petition accounts payable of the Debtors’ businesses incurred in the ordinary course of business that are entitled to priority status under section 503(b) of the Bankruptcy Code (it being understood that trade payables and accrued liabilities shall not include any fees or expenses due to professional persons retained by the Debtors or any other party involved in the Chapter 11 Cases, including any creditors’ committee) and identified on a schedule to the Stalking Horse APA prior to the Closing Date (the “Post-Petition Payables”); provided, however, that the Post-Petition Payables assumed by the Stalking Horse Bidder shall not exceed an amount TBD set forth in the Stalking Horse APA; (v) all accrued liabilities in respect of wages and other compensation of employees for the last pay period immediately preceding the Closing Date; (vi) all liabilities relating to transferred employees accruing after the close of business on the Closing Date, solely to the extent arising out of or relating to their employment by the Stalking Horse Bidder; and (vii) 100% of all stamp, transfer, recording or other similar taxes or charges assessed in connection with the sale of the Acquired Assets (collectively, “Transfer Taxes”). “Excluded Liabilities” shall include any liabilities, claims, encumbrances or obligations of any and every kind whatsoever, direct or indirect, known or unknown, absolute or contingent, or of whatever nature, whether presently in existence or arising hereafter, not expressly assumed by Stalking Horse Bidder as “Assumed Liabilities” pursuant to the terms of the Stalking Horse APA. The Buyer shall be permitted to add to, remove from, or otherwise modify the list of liabilities comprising “Assumed Liabilities” and “Excluded Liabilities” prior to the Sale Hearing (subject to any applicable Bankruptcy Code and Bankruptcy Rule requirements). To the extent necessary in connection with the foregoing, the Parties will work in good faith with respect to any adjustment of the Approved Budget prior to the Sale Hearing. Assumption and Assignment of Contracts and Leases All contracts and leases of the Debtors designated by the Stalking Horse Bidder in the Stalking Horse APA shall be assumed by the Debtors and assigned to the Stalking Horse Bidder, with cure costs, if any, to be paid by the Stalking Horse Bidder. Employees Offers of employment by the Purchaser to existing employees shall be subject to diligence and requirements imposed by applicable law. Termination The Stalking Horse APA shall contain customary termination provisions, including but not limited to termination: (i) by the mutual written consent of the Debtors and the Stalking Horse Bidder;

5 (ii) by the Stalking Horse Bidder if the Closing Date has not occurred by seventy-five (75) calendar days after the Petition Date (the “Outside Closing Date”); provided that the Stalking Horse Bidder may extend such date in its sole discretion; (iii) by the Stalking Horse Bidder if the Debtors fail to achieve any Milestones (which failure is not waived in writing by the Stalking Horse Bidder); (iv) by the Debtors by exercising their “fiduciary out” as set forth below; and (v) by the Debtors upon the receipt of a higher and better bid, other than as submitted by the Stalking Horse Bidder, consistent with the Bid Procedures approved by the Bankruptcy Court. The Stalking Horse APA shall provide for appropriate and customary cure periods in respect of breaches of the Stalking Horse APA; provided that such cure period(s) terminate prior to the Outside Closing Date. Expense Reimbursement The order approving the Bidding Procedures shall provide that, solely in the event of a sale, transfer, change of control, liquidation, or other disposition, directly or indirectly (including through an asset sale, stock sale, merger or other transaction) of any of the Acquired Assets in a single transaction or a series of transactions to one or more persons (other than the Stalking Horse Bidder), whether at an auction, pursuant to a plan of reorganization or otherwise, is consummated, then the Stalking Horse Bidder (solely in its capacity as Stalking Horse Bidder) will be entitled to receive reimbursement of its out-of-pocket costs and expenses (the “Reimbursable Expenses”) incurred by the Stalking Horse Bidder and its affiliates prior to any termination of the Stalking Horse APA in connection with the transactions contemplated hereby and thereby, including reasonable and documented fees and expenses of outside legal counsel, financial advisors, consultants and any other advisors that the Stalking Horse Bidder (or any affiliate of the Stalking Horse Bidder) engages in its reasonable discretion. The Debtors’ obligations in respect of Reimbursable Expenses shall be afforded superpriority administrative expense protection pursuant to sections 503(b) and 507 of the Bankruptcy Code. DIP Facility Pursuant to the DIP Orders, the DIP Lenders will finance a secured superpriority priming debtor-in-possession term loan facility available in multiple draws as set forth in the Definitive Documents and as set forth in more detail in the DIP Term Sheet in a new money term loan facility available in multiple draws for an aggregate maximum principal amount of up to $11,000,000 (the “DIP Facility”). The DIP Orders shall provide for the Required Consenting Lenders (constituting the “Required Lenders” under the Prepetition Financing Agreement) to consent to the Debtors’ consensual use of cash collateral, subject to the terms and conditions set forth therein and consistent with the DIP Term Sheet.

6 Milestones The Debtors shall be required to comply with each Milestone (as set forth in the Restructuring Support Agreement), which may be extended or waived with the written consent of the DIP Agent (acting at the direction of the DIP Lenders). Plan of Liquidation In the event that the Debtors seek confirmation of a liquidating chapter 11 plan (the “Plan”) following consummation of the Sale Transaction, the Consenting Lenders agree that they will not object to the confirmation of a Plan, will vote in favor of the Plan (subject to the requirements of section 1125 of the Bankruptcy Code), and will opt-in (as applicable) to any release provisions provided in the Plan if such Plan (i) provides for payment in full in cash of any remaining DIP Claims (after taking into account a Credit Bid, if any, of DIP Claims) or otherwise render any such DIP Claim unimpaired under section 1124 of the Bankruptcy Code, unless all remaining DIP Claims are assumed by the Purchaser, (ii) provides that remaining outstanding allowed Prepetition Obligations after taking in account any Credit Bid, on account of the full amount of their deficiency claim, receive a pro rata share of any distributable proceeds or interests distributed to the general unsecured creditors, in accordance with the Bankruptcy Code, (iii) includes release and exculpation provisions in favor of the DIP Lenders, DIP Agent, Consenting Lenders, Prepetition Agent, Debtors, and Debtors’ existing directors and officers (and the affiliates and related parties of the foregoing) on terms that are reasonably acceptable to the Required Consenting Lenders and the Debtors, including as set forth in “Plan Releases and Exculpations,” infra, (iv) is consistent with the Wind-Down Budget, and (v) is otherwise in form and substance reasonably acceptable to the Required Consenting Lenders and the Debtors. Estate Causes of Action Any claims and causes of action, including without limitation, any claims and causes of action arising under the sections 544, 545, 547, 548, and 550 of the Bankruptcy Code and other litigation (collectively, the “Estate Causes of Action”) that are not assigned to Purchaser as part of the Purchased Assets, to the extent the Debtors determine such Estate Causes of Action are colorable, including those that are determined to be colorable following the completion of an investigation by the special committee of the Board of Directors of the Debtors shall be prosecuted and/or settled (an “Estate Action Settlement”) by the Debtors, as part of either (i) one or more standalone Rule 9019 settlements, or (ii) pursuant to the Plan of Liquidation. The Debtors shall periodically consult with the Consenting Lenders concerning the prosecution and/or settlement of Estate Causes of Action, but may withhold any information deemed subject to attorney-client privilege by the Company Parties. Other Terms Plan Administrator The Plan will provide for a person or entity, or any successor thereto, designated by the Debtors (with the reasonable consent of the DIP Lenders and Required Consenting Lenders) to be appointed on the effective date of the Plan (the “Effective Date”) and who will serve as

7 the administrator for the Wind-Down Debtor as set forth in the Plan (the “Plan Administrator”). Wind-Down Debtor At least one Debtor shall continue in existence after the Effective Date (the “Wind-Down Debtor”), if applicable, for the purpose of (i) winding down the Debtors’ business and affairs as expeditiously as reasonably possible, conducting any going out of business sales, and liquidating any assets held by the Wind-Down Debtor after the Effective Date, (ii) performing any obligations under any transition services agreement entered into on or after the Effective Date, (iii) resolving any disputed Claims (to be defined in the Plan), (iv) paying Allowed Claims (to be defined in the Plan), (v) filing appropriate tax returns, (vi) administering the Plan, if applicable, in an efficient manner, (vii) closing the Chapter 11 Cases; and (viii) if applicable, pursuing the Estate Causes of Action. The Wind-Down Debtor shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (i) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (ii) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter. Tax Structure The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors and the Consenting Lenders, as agreed to by the Debtors and the Required Consenting Lenders. Plan Releases and Exculpation The Plan shall include customary release and exculpation provisions in form and substance reasonably acceptable to the Debtors and the Required Consenting Lenders. The definition of “Released Party” shall provide that: (i) Released Parties (as defined in the Plan) shall include each Consenting Lender, the Prepetition Agent, each DIP Lender, the DIP Agent, and each of their respective Related Parties (as defined in the Restructuring Support Agreement), and (ii) except as otherwise agreed to by the Debtors and the Required Consenting Lenders and/or pursuant to an Estate Action Settlement, Released Parties shall specifically exclude certain current and/or former directors, officers and/or other employees of the Debtors to be determined by the Parties, and (z) certain former Related Parties of the Debtors to be determined by the Parties. Definitive Documents The Restructuring Transactions will be subject to formal definitive documents implementing the Restructuring Transactions (collectively, the “Definitive Documents”), which shall include, among other things, the Restructuring Support Agreement, the Escrow Litigation Pleadings (as defined in the Restructuring Support Agreement), the Converge Seller Litigation (as defined in the Restructuring Support Agreement), the Stalking Horse APA, the DIP Credit Agreement (as defined in the DIP Term Sheet), and the DIP Orders. The Definitive Documents, which shall be in form and substance acceptable to the Parties, will

8 include a description of all of the terms, conditions, and other provisions governing the Restructuring Transactions. Fiduciary Out Nothing in this Restructuring Term Sheet or Definitive Documents shall require the Debtors or their governing bodies, upon written advice of external counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent the need to take such action was unforeseen as of the date of entry into the Definitive Documents and taking or failing to take such action would be inconsistent with applicable law or their fiduciary obligations under applicable law. Expenses Each Party shall be responsible for its own transaction expenses, including, without limitation, diligence costs and the fees of its advisors and counsel, which expenses shall be reimbursable to the extent (i) provided herein and in the DIP Credit Agreement and DIP Orders, and (ii) constituting Reimbursable Expenses. Confidentiality Except as required by applicable law or regulation, no Party may disclose, or permit its representatives to disclose, the existence or terms of or refer in any way publicly to the existence and contents of this Restructuring Term Sheet, any of the Parties’ identities as a potential party to the arrangement, or any facts related to the potential arrangement and related transactions or the Parties’ interest in such transactions to any third party without the prior written consent of the other party; provided that each Party may disclose the terms hereof to its representatives, who will maintain the confidentiality of such information; provided further that the Parties shall agree on a mutually acceptable disclosure to be made in a Form 8-K about the Restructuring Transactions. No Party nor its representatives may use the confidential information of any other party for any purpose other than in connection herewith and any related arrangement mutually determined to be pursued by the Parties.

9 Exhibit A Debtors 1. Troika Media Group, Inc., a Nevada corporation 2. Troika Production Group, LLC, a California limited liability company 3. Troika-Mission Holdings, Inc., a New York corporation 4. Troika IO, Inc., a California corporation 5. MissionCulture LLC, a Delaware limited liability company 6. Mission Media USA, Inc., a New York corporation 7. Troika Mission Worldwide, Inc., a New York corporation 8. Troika Services, Inc., a New York corporation 9. Converge Direct, LLC, a New York limited liability company 10. Converge Direct Interactive, LLC, a New York limited liability company 11. Lacuna Ventures, LLC, a New York limited liability company 12. Troika Design Group, Inc., a California corporation 13. CD Acquisition Corp., a Delaware corporation

EXHIBIT C DIP Term Sheet

TROIKA MEDIA GROUP, INC. SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT FACILITY TERM SHEET Summary of Proposed Terms and Conditions This Summary of Terms and Conditions (this “DIP Term Sheet”) outlines certain terms of the DIP Facility (as defined herein) to be provided by the DIP Lenders (as defined herein) subject to the conditions herein and as set forth more fully below. Except as may be required by any court of competent jurisdiction, pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or to the extent required by governmental and/or regulatory authorities, or in connection with the exercise of any remedy or enforcement of any right related to the transactions contemplated hereby, the Loan Parties (as defined herein) are not authorized to disclose the terms contained herein to any person other than their officers, directors, agents, employees, affiliates, members, partners, stockholders, controlling persons, agents, attorneys, accountants and other professional advisors, who shall agree to maintain its confidentiality. The consummation of such financing is subject to: (i) authorization and approval by the Bankruptcy Court; (ii) internal authorizations and approval by the investment committees of each DIP Lender; and (iii) execution of the DIP Loan Documentation (each as defined herein). This DIP Term Sheet does not purport to summarize all of the terms, conditions, covenants, representations, warranties, and other provisions which would be contained in the definitive documentation for the transactions described herein. This document and related discussions constitute settlement discussions subject to Federal Rule of Evidence 408 and any and all similar state or local statutes and rules. Borrower: Troika Media Group, Inc., a Nevada corporation (the “Borrower”), the borrowers under the existing Prepetition Financing Agreement,1 in their capacity as a debtor and debtor-in-possession in a case (together with the cases of its affiliated debtors and debtors-in-possession, the “Chapter 11 Cases”) to be filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). This DIP Term Sheet assumes that the Borrowers and each of the Guarantors (as defined herein) will file voluntary cases simultaneously under the Bankruptcy Code in the Bankruptcy Court and will request joint administration of the Chapter 11 Cases. Guarantors: Each of the Borrowers’ existing and future direct and indirect subsidiaries that are affiliated debtors and debtors in possession in the Chapter 11 Cases, including the guarantors under the Prepetition Loan Documents (collectively, the “Guarantors”), in their capacities as debtors and debtors-in-possession in 1 Reference is hereby made to (i) that certain Financing Agreement, dated as of March 21, 2022, among the Borrower, the guarantors from time to time party thereto, the lenders party thereto from time to time (the “Prepetition Lenders”), and Blue Torch Finance LLC as administrative agent and collateral agent (the “Prepetition Agent”) (the agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prepetition Financing Agreement” and, together with all related Loan Documents, the “Prepetition Loan Documents,” and the outstanding principal amount of Term Loans and other Obligations thereunder, the “Prepetition Obligations”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prepetition Financing Agreement or the Restructuring Support Agreement, dated as of December 7, 2023, by and among the Loan Parties, Prepetition Agent and Prepetition Lenders (the “Restructuring Support Agreement”), as applicable.

- 2 - the Chapter 11 Cases, on a joint and several basis (the Guarantors and, together with Holdings and the Borrower, each individually a “Loan Party” and a “Debtor”, and collectively, the “Loan Parties” and the “Debtors”). DIP Agent: Blue Torch Finance LLC (in such capacity, together with its successors and assigns, the “DIP Agent”). DIP Lenders: Prepetition Lenders will, either directly or through one or more affiliates (or funds or accounts advised or sub-advised by such person) (such participating lenders, collectively, the “DIP Lenders”), finance the DIP Facility (as defined below) and participate in the DIP Commitments (as defined below) on a pro rata basis, determined based on the outstanding principal amount of Term Loans under the Prepetition Financing Agreement (the “Prepetition Loans”; and together with all other Obligations, the “Prepetition Obligations”) held by the DIP Lenders as of the date of the commencement of the Chapter 11 Cases (the “Petition Date”). Type and Amount of the DIP Facility: A secured superpriority priming debtor-in-possession non-amortizing term loan facility comprised of a term loan facility available in multiple draws as set forth herein in an aggregate principal amount equal to $11,000,000 (the “DIP Facility”; the DIP Lenders’ commitments under the DIP Facility, the “DIP Commitments”; the loans under the DIP Facility, the “DIP Loans”; each DIP Lender’s claim under the DIP Facility, a “DIP Claim”; and collectively, the “DIP Claims”; and proceeds received by the Borrowers from the DIP Loans, the “DIP Proceeds”). Following the Closing Date (as defined below), the DIP Loans may be incurred during the Availability Period (as defined below) as follows: (x) upon entry of an interim order of the Bankruptcy Court authorizing and approving the DIP Facility and the use of cash collateral, as applicable (such order to be acceptable in all respects to the Borrower and the DIP Agent at the direction of the Required DIP Lenders (as defined below), the “Interim DIP Order”), in an aggregate principal amount of up to $7,500,000 and (y) upon entry of a final order of the Bankruptcy Court authorizing and approving the DIP Facility (including the DIP Loans and all documents and applicable lender fees related thereto) (such order to be acceptable in all respects to the Borrower and the DIP Agent at the direction of the Required DIP Lenders, the “Final DIP Order”, and together with the Interim DIP Order, the “DIP Orders”) and satisfaction of any other conditions to draw as set forth herein and in the DIP Credit Agreement, the remaining amount of DIP Commitments may be borrowed in multiple draws not to exceed one draw in any one-week period (unless the DIP Lenders consent to more frequent draws) in amounts not to exceed (and in intervals consistent with) those set forth in and in accordance with the Budget (as defined below) (subject to Permitted Variances); provided that the aggregate principal amount of DIP Loans shall not exceed the DIP Commitments, in each case subject to the terms and conditions provided herein (each an “Extension of Credit”). Once repaid, the DIP Loans incurred under the DIP Facility cannot be reborrowed. For the avoidance of doubt, the DIP Commitments will be

- 3 - permanently reduced on a dollar for dollar basis by the amount of DIP Loans made on the date of each Extension of Credit. The DIP Proceeds shall be funded into, and maintained in a segregated Controlled Account (as defined herein) (the “DIP Controlled Account”) either directly from the DIP Lenders or from an escrow account formed to hold and remit such DIP Proceeds to the Debtors. DIP Proceeds may only be disbursed from the DIP Controlled Account in accordance with the Budget and subject to the terms of the DIP Credit Agreement. Cash Collateral: Each of the Prepetition Lenders and Prepetition Agent (including on behalf of each of its respective successors and assigns), subject to the terms and conditions set forth in this DIP Term Sheet consents to the Debtors’ use of cash collateral, subject to the terms hereof, the DIP Orders, the DIP Credit Agreement, and the Budget, as applicable. Credit Bidding: The DIP Orders and the DIP Loan Documents (as defined below) shall provide that, in connection with any sale of any of the Debtors’ assets under section 363 of the Bankruptcy Code or under a plan of reorganization or liquidation, including any deposit in connection with such sale (i) the Prepetition Agent shall have the right to credit bid up to the full amount of all Prepetition Obligations in accordance with the applicable waterfall for such Prepetition Obligations under the Prepetition Financing Agreement and at the direction of the “Required Lenders” (as such term is defined in the Prepetition Financing Agreement), and (ii) the DIP Agent shall have the right to credit bid up to the full amount of all DIP Obligations funded at the direction of the Required DIP Lenders, in each case, in accordance with section 363(k) of the Bankruptcy Code. If any portion of the Prepetition Obligations or DIP Obligations constituting the credit bid are repaid from the proceeds of Escrow Funds (as such term is defined in the Escrow Agreement) or to the Prepetition Agent released to the Company prior to closing of the Sale Transaction, the credit bid shall be reduced, dollar-for-dollar, by the amount of such repayment. Closing Date: The date of the satisfaction or waiver by the Required DIP Lenders of the relevant “Conditions Precedent to the Closing of the DIP Facility” set forth below (the “Closing Date”). Availability Period: The DIP Loans may be drawn during the period from and including the Closing Date up to, but excluding, the DIP Termination Date (as defined below) (such period, the “Availability Period”). The DIP Commitments will expire at the end of the Availability Period. The DIP Commitments shall be permanently reduced on the date of each Extension of Credit by the aggregate principal amount of the DIP Loans made on the date of such Extension of Credit. Maturity: The DIP Facility will mature on the earliest of (i) the date that is ninety (90) calendar days after the Petition Date, (ii) if the Final DIP Order has not been entered, thirty (30) calendar days after the Petition Date, (iii) the acceleration of the DIP Loans and the termination of the DIP Commitments upon the

- 4 - occurrence and during the continuation of an Event of Default (as defined below) (at the direction of the Required DIP Lenders) in accordance with the terms of the DIP Loan Documents, (iv) the effective date of any chapter 11 plan, (v) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (vi) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases, (vii) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code, and (viii) the date an order is entered in any Bankruptcy Case appointing a chapter 11 trustee or examiner with enlarged powers (any such date, the “DIP Termination Date”). Principal of, and accrued interest on, the DIP Loans and all other amounts owing to the DIP Agent and/or the DIP Lenders under the DIP Facility shall be payable on the DIP Termination Date. Budget: The “Budget” shall be in form and substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders and shall consist of a 13-week operating budget setting forth forecasted receipts and disbursements on a weekly basis for such 13-week period beginning as of the week of the Petition Date, broken down by week, including the line item details for and anticipated weekly uses of the DIP Proceeds for such period (and draws under the DIP Facility), which shall include, among other things, available cash, cash flow, trade payables and ordinary course expenses, fees and expenses relating to this Agreement, fees and expenses related to the Chapter 11 Cases (including professional fees), working capital, other general corporate needs and anticipated weekly uses of the DIP Proceeds for such period, which forecast shall be in form and substance acceptable to the Borrower and DIP Agent at the direction of the Required DIP Lenders. Such Budget shall be attached as an exhibit to the Interim DIP Order, supplemented in the manner required pursuant to the “Financial Reporting Requirements” section below. Use of Proceeds: The DIP Proceeds shall be used, in each case subject to, and consistent with, the Budget (including Permitted Variances (as defined below)) and the terms and conditions of the DIP Credit Agreement and the DIP Orders, to (i) provide working capital and for other general corporate purposes of the Debtors, (ii) fund the costs of the administration of the Chapter 11 Cases (including professional fees and expenses), the section 363 sale, and the plan process, (iii) fund an orderly wind-down of the Debtors following the consummation of the Sale Transaction, according to a budget in form and substance acceptable to the Borrower and the Required DIP Lenders, and (iv) make any other payments consistent with the then-applicable Budget, subject to Permitted Variances. Without in any way limiting the foregoing, no DIP Collateral (as defined herein), DIP Proceeds, or any portion of the Carve-Out (as defined herein) may be used directly or indirectly by any of the Debtors, any official committee appointed in the Chapter 11 Cases (the “Committee”), if any, or any trustee or other estate representative appointed in the Chapter 11 Cases (or any successor chapter 7 case) or any other person or entity (or to pay any professional fees, disbursements, costs or expenses incurred in connection therewith): (a) to seek authorization to obtain liens or security interests that

- 5 - are senior to, or pari passu with, the DIP Liens (as defined below) or the Prepetition Liens (as defined herein) (except to the extent expressly set forth herein); (b) to investigate (including by way of examinations or discovery proceedings), prepare, assert, join, commence, support or prosecute any action for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief against, or adverse to the interests of, in any capacity, any of the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Lenders, and each of their respective officers, directors, controlling persons, employees, agents, attorneys, affiliates, assigns, or successors of each of the foregoing (all in their capacities as such) (collectively, the “Released Parties”), with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (i) any claims or causes of action arising under chapter 5 of the Bankruptcy Code; (ii) any so-called “lender liability” claims and causes of action; (iii) any action with respect to the validity, enforceability, priority and extent of, or asserting any defense, counterclaim, or offset to, the DIP Obligations, the DIP Claims, the DIP Liens, the DIP Loan Documents, the liens of the Prepetition Agent and Prepetition Lenders, the Prepetition Loan Documents and the Prepetition Obligations; (iv) any action seeking to invalidate, modify, set aside, avoid or subordinate, in whole or in part, the DIP Obligations or the Prepetition Obligations; (v) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to either (A) the DIP Agent or the DIP Lenders hereunder or under any of the DIP Loan Documents, or (B) the Prepetition Agent or the Prepetition Lenders under any of the Prepetition Loan Documents (in each case, including, without limitation, claims, proceedings or actions that might prevent, hinder or delay any of the DIP Agent’s or the DIP Lenders’ assertions, enforcements, realizations or remedies on or against the DIP Collateral in accordance with the applicable DIP Loan Documents and the DIP Orders); or (vi) objecting to, contesting, or interfering with, in any way, the DIP Agent’s and the DIP Lenders’ enforcement or realization upon any of the DIP Collateral once an Event of Default has occurred; provided, however, that no more than $75,000 in the aggregate of the DIP Collateral, the Carve-Out, cash collateral, proceeds from the borrowings under the DIP Facility or any other amounts, may be used by the Committee, if any, to investigate claims and/or liens of the Prepetition Agent and Prepetition Lenders under the Prepetition Loan Documents; (c) to challenge the application of any payments or collections received by the DIP Agent or DIP Lenders to the obligations of Loan Parties as provided for herein; or (d) propose or support a plan of reorganization or sale of all or substantially all of the assets of the Loan Parties that does not provide for the indefeasible payment in full and satisfaction in cash of all allowed DIP Claims and Prepetition Obligations on the effective date of such plan or the closing of such sale or is otherwise inconsistent with the terms of an Acceptable Plan. Documentation: The DIP Facility will be evidenced by a credit agreement (the “DIP Credit Agreement”) to be in form and substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders consistent with the Prepetition Financing Agreement (with such modifications as are necessary

- 6 - to reflect the terms set forth in this DIP Term Sheet and the nature of the DIP Facility as a debtor-in-possession facility, including, without limitation, the superpriority nature of obligations and liens, appropriate qualifications to reflect the commencement and continuation of the Chapter 11 Cases, the conditions in the industry in which the Debtors operate as existing on the Closing Date, the events leading up to the Chapter 11 Cases and the transactions contemplated thereby), and other modifications as may be agreed between the DIP Lenders and the Debtors, the “Documentation Principles”), and, as applicable, related security documents, guarantees and other legal documentation, as are, in each case, usual and customary for financings of this type, necessary or desirable to effectuate the financing hereby (collectively, together with the DIP Credit Agreement, the “DIP Loan Documents”), which DIP Loan Documents shall be in form and substance consistent with the Documentation Principles and this DIP Term Sheet. Controlled Accounts: Subject to the DIP Orders, the Debtors shall maintain all existing deposit accounts (other than excluded accounts to be mutually agreed) and each such deposit account shall remain subject to a perfected lien and control pursuant to the terms of the DIP Orders or, as may be requested by the DIP Agent, an enforceable control agreement in favor of the DIP Agent (any such account, a “Controlled Account”). The DIP Credit Agreement and the DIP Orders shall require the Debtors to maintain the DIP Proceeds in the Controlled Accounts except as permitted to be used consistent with the Budget (subject to Permitted Variances) and shall prohibit the Debtors from withdrawing funds from the Controlled Accounts after the occurrence and during the continuance of an Event of Default under the DIP Credit Agreement, subject to customary exceptions to be mutually agreed set forth in the DIP Orders. Interest: The DIP Loans and/or the unused DIP Commitments will bear interest at (a) any Reference Rate Loan (as defined in the Prepetition Financing Agreement) or any portion thereof, 9.00% per annum and (b) any SOFR Rate Loan (as defined in the Prepetition Financing Agreement) or any portion thereof, 10.00% per annum. Interest shall be calculated on the basis of the actual number of days elapsed in a 360 day year. Default Interest: Upon the occurrence of and during the continuance of an Event of Default under the DIP Loan Documents, the DIP Obligations will automatically bear interest at an additional 2.00% per annum. All Default Interest shall be payable on demand or at the DIP Termination Date. Fees: An aggregate closing fee equal to 5.00% (the “Closing Fee”) of the aggregate principal amount of the DIP Commitments, which shall be earned, due and payable to the DIP Lenders on a pro rata basis upon entry of the Interim DIP Order and non-refundable when paid. The Closing Fee will be netted against the initial borrowings of DIP Loans upon entry of the Interim DIP Order.

- 7 - An agent fee equal to $100,000 (the “Agent Fee”) which shall be earned upon entry of the Interim DIP Order and paid in cash on the Closing Date to the DIP Agent from the proceeds of the Debtors’ initial DIP Loan borrowing. An aggregate exit fee equal to 2.00% (the “Exit Fee”) of the aggregate principal amount of the DIP Commitments, which shall be earned upon entry of the Interim DIP Order. Such Exit Fee shall be paid to the DIP Lenders on a pro rata basis on the DIP Termination Date and shall be non-refundable when paid. Amortization None Voluntary Prepayments: Voluntary prepayments of the DIP Loans shall be permitted at any time, without premium or penalty (but, for the avoidance of doubt, subject to the Exit Fee). Mandatory Prepayments: The DIP Credit Agreement will contain mandatory prepayments based on Documentation Principles with certain modifications to be agreed including express language providing for a mandatory prepayment of any amount of Escrowed Funds (as defined below) released to the Debtors from the Escrow Account (each as defined below). Mandatory prepayments shall be applied toward repayment of the DIP Loans on a pro rata basis based on the outstanding principal amounts thereof, and shall be without premium or penalty (but, for the avoidance of doubt, subject to the Exit Fee). Priority and Security under DIP Facility: All obligations of the Borrowers and the Guarantors to the DIP Agent and the DIP Lenders under the DIP Facility, including, without limitation, all principal and accrued interest, costs, fees and expenses, or any other amounts due (collectively, the “DIP Obligations”), shall be secured by the following liens and security interests (the “DIP Liens”): (i) subject to the Carve-Out and subject only to permitted liens, are senior to, and have not been subordinated to, the liens of the Prepetition Lenders under the Prepetition Loan Documents or the DIP Agent under the DIP Loan Documents, but only to the extent that such liens are valid, perfected, enforceable, and non-avoidable liens as of the Petition Date or perfected following the Petition Date as permitted by section 546 of the Bankruptcy Code, and are attached as a schedule to the DIP Credit Agreement (collectively, the “Permitted Liens”), pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority perfected senior priming lien on, and security interest in, the Collateral (as defined in the Prepetition Loan Documents and including all rights and interests of the Borrower and Guarantors under that certain Escrow Agreement, dated as of March 21, 2022, by and among the Borrower, Alter Domus (US) LLC in its capacity as Escrow Agent (“Escrow Agent”), the Prepetition Agent, and the other parties party thereto (the “Escrow Agreement”)) securing the Prepetition Obligations, wherever located, that may be subject to a validly perfected security interest in existence on the Petition Date securing the Prepetition Obligations under the Prepetition Loan Documents (the “Prepetition Liens”), which Prepetition Liens shall be primed by, and made subject and subordinate to, the perfected first priority senior priming liens and security interests to be

- 8 - granted to the DIP Agent for the benefit of the DIP Lenders, which senior priming liens and security interests in favor of the DIP Agent for the benefit of the DIP Lenders shall also be senior to the Prepetition Adequate Protection Liens (as defined herein); (ii) subject to the Carve-Out and permitted liens, pursuant to section 364(c)(2) of the Bankruptcy Code, a first priority perfected lien on, and security interest in, all present and after acquired property of the Debtors, wherever located, not subject to a lien or security interest on the date of commencement of the Chapter 11 Cases, including, for the avoidance of doubt, and in the event and to the extent determined to be not subject to the Prepetition Liens, all rights and interests of the Borrower and Guarantors under the Escrow Agreement (collectively, the “Unencumbered Property”); (iii) subject to the Carve-Out and permitted liens, pursuant to section 364(c)(3) of the Bankruptcy Code, a junior perfected lien on, and security interest in, all present and after-acquired property of the Debtors, wherever located, that is subject to a Permitted Lien on the Petition Date or subject to a Permitted Lien in existence on the Petition Date that is perfected subsequent thereto as permitted by section 546(b) of the Bankruptcy Code; and (iv) subject to the Carve-Out and permitted liens, a first priority perfected lien on, and security interest in, all funds on deposit in the Controlled Accounts. The property referred to in the preceding clauses (i), (ii), (iii) and (iv) is collectively referred to as the “DIP Collateral” and shall include, without limitation, all assets (whether tangible, intangible, personal or mixed) of the Debtors, whether now owned or hereafter acquired and wherever located, before or after the Petition Date, including, without limitation, all accounts, proceeds of leases, inventory, equipment, equity interests or capital stock in subsidiaries, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles (including, but not limited to, any and all of the Debtors’ rights to or interests in the funds held in the escrow account (the “Escrow Account”) pursuant to the Escrow Agreement (the “Escrowed Funds”) and the Prepetition Financing Agreement), the proceeds of all claims or causes of action (including avoidance actions or proceeds thereof under chapter 5 of the Bankruptcy Code, subject to entry of a Final DIP Order) and all products, offspring, profits and proceeds thereof. Except as set forth above in respect of avoidance actions and the proceeds thereof, the DIP Liens shall be effective and perfected as of the entry of the Interim DIP Order (subject to the occurrence of the Closing Date) and without necessity of the execution, filing or recording of control agreements, financing statements or other security agreements or perfection documents. However, the DIP Agent may, in its discretion, require the execution, filing or recording of any or all of the documents described in the preceding sentence. Superpriority DIP Claims: All DIP Claims shall be entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, having superpriority over any and all administrative

- 9 - expenses of the kind that are specified in sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out and permitted liens. The DIP Claims will, at all times during the period that the DIP Loans remain outstanding, remain, in right of payment, senior in priority to all other claims or administrative expenses, including (i) any claims allowed pursuant to the obligations under the Prepetition Loan Documents, and (ii) the Prepetition Lender Superpriority Claims (as defined below), subject only to the Carve- Out and Permitted Liens. Carve-Out: A customary professional fee carve-out (the “Carve-Out”) shall be negotiated on terms mutually acceptable to the Borrower and the DIP Lenders; provided that the Carve-Out shall provide that allowed fees and expenses of the “Committee Professionals” incurred prior to delivery of a “Carve-Out Trigger Notice” shall not exceed the aggregate amount set forth for Committee Professionals in the approved Budget. Investigation Rights: (i) With respect to the Committee, the earlier of (x) the Bid Deadlne and (y) 60 days after its formation, or (ii) with respect to other parties in interest, the earlier of (x) the Bid Deadline or (y) 75 days after entry of the Final DIP Order (the “Investigation Period”) to investigate and commence an adversary proceeding or contested matter, as required by the applicable Federal Rules of Bankruptcy Procedure, and challenge (each, a “Challenge”) the findings, the Debtors’ stipulations, or any other stipulations contained in the DIP Orders, including, without limitation, any challenge to the validity, priority or enforceability of the liens securing the Prepetition Obligations, or to assert any claim or cause of action against the Prepetition Agent or the Prepetition Lenders arising under or in connection with the Prepetition Loan Documents or the Prepetition Obligations, as the case may be, whether in the nature of a setoff, counterclaim or defense of Prepetition Obligations, or otherwise. The Investigation Period may only be extended with the prior written consent of the Prepetition Agent (acting at the direction of the applicable Required Lenders), or pursuant to an order of the Bankruptcy Court. Except to the extent asserted in an adversary proceeding or contested matter filed during the Investigation Period, upon the expiration of such applicable Investigation Period (to the extent not otherwise waived or barred), (i) any and all Challenges or potential challenges shall be deemed to be forever waived and barred; (ii) all of the agreements, waivers, releases, affirmations, acknowledgements and stipulations contained in the DIP Orders shall be irrevocably and forever binding on the Debtors, the Committee and all parties-in-interest and any and all successors-in-interest as to any of the foregoing, including any chapter 7 trustee, without further action by any party or the Bankruptcy Court; (iii) the Prepetition Obligations shall be deemed to be finally allowed and the Prepetition Liens shall be deemed to constitute valid, binding, and enforceable encumbrances, not subject to avoidance pursuant to the Bankruptcy Code or applicable non-bankruptcy law; and (iv) the Debtors shall be deemed to have released, waived and discharged the Released Parties from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Obligations.

- 10 - Notwithstanding anything to the contrary herein: (x) if any Challenge is timely commenced, the stipulations contained in the DIP Orders shall nonetheless remain binding on all other parties-in-interest and preclusive except to the extent that such stipulations are expressly and successfully challenged in such Challenge; and (y) the Released Parties reserve all of their rights to contest on any grounds any Challenge. For the avoidance of doubt, the DIP Orders shall include language that the investigation rights afforded to the Committee will not constitute the Debtors’, the Prepetition Lenders’ or DIP Lenders’ recognition, consent, or agreement not to object to, the Committee’s standing to assert any claim or cause of action. Conditions Precedent to the Closing of the DIP Facility: The effectiveness of the DIP Credit Agreement shall be subject to the satisfaction (or waiver with the consent of the Borrower and the DIP Agent at the direction of the Required DIP Lenders) of the following conditions precedent: 1. All documentation (including a VCOC letter) relating to the DIP Facility shall be in form and substance acceptable to the Borrower, DIP Agent, and the DIP Lenders and shall have been duly executed and delivered by all parties thereto. 2. All reasonable and documented out-of-pocket fees, costs, disbursements and expenses, accrued and unpaid as of the Closing Date, of the DIP Agent and the DIP Lenders (limited, in the case of counsel, to all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Agent’s (i) outside counsel, King & Spalding LLP (“K&S”), (ii) the DIP Agent’s financial advisor, Ankura Consulting Group, LLC (“Ankura”), and (iii) any other professional advisors retained by the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion, each shall have been paid in full in cash (which payment may be made from DIP Proceeds), in each case to the extent invoices for any such accrued and unpaid amounts are provided to the Debtors no later than two (2) Business Days prior to the Closing Date. 3. The Closing Fee and the Agent Fee will be paid in full in cash out of the proceeds of the Debtors’ first borrowing under the DIP Loans. 4. The DIP Agent and the DIP Lenders shall have received a Budget in form and substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders (the “Initial Budget”). 5. All first day motions, including those related to the DIP Facility and any motion to sell any of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code (the “Sale Motion”), filed by the Debtors and related orders entered by the Bankruptcy Court in the Chapter 11 Cases, including, without limitation, with respect to the approval of the DIP Facility, on an interim and final basis, and the bid procedures (the “Bid Procedures”) accompanying the Sale Motion, shall be in form and

- 11 - substance reasonably acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders. 6. Other than the DIP Orders, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Borrower and the DIP Agent at the direction of the Required DIP Lenders of its rights as a secured party with respect to the DIP Collateral. 7. Other than, in each case, as a result of the commencement and continuation of the Chapter 11 Cases, the events leading up to the Chapter 11 Cases, the effect of the bankruptcy, the conditions in the industry in which the Debtors operate in as existing on the Closing Date and/or the consummation of transactions contemplated by the Debtors’ “first day” pleadings reviewed by the DIP Agent and the Required DIP Lenders (collectively, the “Known Events”), since the Petition Date there shall have occurred no material adverse effect on any of (i) the business, operations, properties or condition (financial or otherwise) of the Debtors and their subsidiaries from the Petition Date, collectively, (ii) the legality, validity, or enforceability of any DIP Loan Documents or DIP Order, (iii) the ability of the Borrower and the Guarantors taken as a whole, to perform their respective payment obligations under the DIP Loan Documents, (iv) the validity, perfection, or priority of the DIP Liens granted pursuant to the DIP Loan Documents or any DIP Order, or (v) the rights and remedies of the DIP Agent and the DIP Lenders under the DIP Loan Documents taken as a whole (any of the foregoing being a “Material Adverse Effect”). 8. Other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as disclosed in writing to the DIP Agent prior to the Petition Date on a schedule to the DIP Credit Agreement, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental authority that (i) would reasonably be expected to result in a Material Adverse Effect or (ii) restrains, prevents or purports to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby. 9. Other than as a result of or in connection with the Chapter 11 Cases, all governmental and third party consents and approvals reasonably necessary to be obtained by the Debtors in connection with the DIP Facility, if any, shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion) or permitted via any DIP Order, as applicable, and shall remain in effect. 10. Subject to the entry of the Interim DIP Order, the DIP Agent, for the benefit of the DIP Lenders, shall have a valid and perfected lien on, and

- 12 - security interest in, the DIP Collateral of the Debtors on the basis and with the priority set forth herein. 11. The Bankruptcy Court shall have entered the Interim DIP Order within four (4) Business Days following the Petition Date, in form and substance consistent with the terms and conditions set forth herein and otherwise acceptable to the Debtors and the DIP Agent at the direction of the Required DIP Lenders, which Interim DIP Order shall include, without limitation, copies of the DIP Credit Agreement and the Initial Budget as exhibits thereto, entered on notice to such parties as may be acceptable to the Borrower and the DIP Agent acting at the direction of the Required DIP Lenders and otherwise required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (i) authorizing and approving, on an interim basis, the DIP Facility and the transactions contemplated thereby, including, without limitation, the granting of the superpriority status, security interests, and priming liens, and the payment of all fees, referred to herein; (ii) authorizing, on an interim basis, the lifting or modification of the automatic stay to permit the Borrower and the Guarantors to perform their obligations, and the DIP Lenders to exercise their rights and remedies, with respect to the DIP Facility; (iii) authorizing, on an interim basis, the use of cash collateral and providing for adequate protection in favor of the Prepetition Lenders as and to the extent provided herein; and (iv) reflecting such other terms and conditions that are mutually acceptable to the DIP Agent (at the direction of the Required DIP Lenders) and the Debtors, in their respective discretion, in each case, on the terms and conditions set forth herein; which Interim DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders). 12. The Debtors shall have entered into a stalking horse credit bid asset purchase agreement for the sale of all or substantially all of their assets (collectively, the “Acquired Assets”) to an acquisition entity formed by the DIP Lenders and/or the Prepetition Lenders pursuant to definitive transaction documents, including an asset purchase agreement (the “Stalking Horse APA”) in form and substance acceptable to the Debtors and the DIP Lenders. 13. The DIP Agent shall have received, at least one (1) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including, without limitation, the PATRIOT Act, and the DIP Agent shall have completed, with results acceptable to the DIP Agent, its review procedures regarding the respective documentation and information, on or prior to the Closing Date. 14. Receipt of:

- 13 - a. a certificate of the secretary or other responsible officer from each Loan Party, certifying and/or attaching thereto (as applicable) in respect of each Loan Party (i) resolutions authorizing and approving the execution and delivery of the DIP Loan Documents to which such Loan Party is a party and the performance of its obligations thereunder, (ii) true and correct copies of its organizational documents, (iii) a good standing certificate (or equivalent thereof) from the applicable governmental authority, and (iv) the incumbency of applicable authorized officers thereof; b. a customary closing certificate of a responsible officer of the Borrower; c. UCC-1 financing statements and, if requested by the DIP Agent, to the extent necessary to create and/or perfect the DIP Liens created under the DIP Loan Documents, short-form intellectual property security agreements; and d. customary certificates of insurance reflecting the insurance coverage of the Loan Parties (and otherwise in accordance with the requirements set forth in the DIP Credit Agreement). 15. Receipt of all diligence acceptable to the DIP Agent in its sole discretion. 16. The Debtors shall have entered into the Restructuring Support Agreement with the Prepetition Lenders and Prepetition Agent and the Restructuring Support Agreement shall continue to be in full force and effect in accordance with its terms. Conditions Precedent to Borrowing DIP Loans: In addition to the satisfaction of the conditions on the Closing Date, the DIP Credit Agreement will contain the following conditions precedent to borrowings on the date of any Extension of Credit: 1. The DIP Agent shall have received a borrowing notice from the Borrower at least three (3) Business Days prior to the anticipated date of any Extension of Credit. 2. No default or Event of Default shall have occurred, and shall be continuing, under the DIP Loan Documents immediately prior to the funding of the DIP Loans or would result from such borrowing of the DIP Loans. 3. The representations and warranties of each Loan Party set forth in the DIP Credit Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier) on and as of the Closing Date or on and as of the date of any Extension of Credit thereafter, as applicable, in each case immediately after giving effect to the funding of any DIP Loans and to the application of the proceeds therefrom as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such

- 14 - representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier) as of such earlier date). 4. The making of the DIP Loans shall not violate any requirement of law and shall not be enjoined temporarily, preliminarily or permanently. 5. The making of the DIP Loans shall be authorized pursuant to any DIP Order, as applicable. 6. In the case of first borrowing of DIP Loans following entry of the Final DIP Order, the Closing Fee shall have been paid in full in cash (which may be paid from the DIP Loan proceeds). 7. Other than the Final DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits or restricts the DIP Facility or the exercise by the DIP Agent at the direction of the Required DIP Lenders of its rights as a secured party with respect to the DIP Collateral. 8. With respect to the DIP Loans made on and after the date of the Final DIP Order, the Bankruptcy Court shall have entered the Final DIP Order within thirty (30) calendar days following the Petition Date, subject to the availability of the Bankruptcy Court to conduct the final hearing on the DIP Facility, in form and substance consistent with the terms and conditions set forth herein and otherwise acceptable to the Debtors and the DIP Agent at the direction of the Required DIP Lenders, which Final DIP Order shall include, an updated Budget (as necessary), acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders, as an exhibit thereto, entered on notice to such parties as may be acceptable to the DIP Agent acting at the direction of the Required DIP Lenders and otherwise as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (i) authorizing and approving, on a final basis, the DIP Facility and the transactions contemplated thereby, including, without limitation, the granting of the superpriority status, security interests and priming liens, and the payment of all fees, referred to herein; (ii) authorizing, on a final basis, the lifting or modification of the automatic stay to permit the Borrower and the Guarantors to perform their obligations, and the DIP Lenders to exercise their rights and remedies, with respect to the DIP Facility; (iii) authorizing, on a final basis, the use of cash collateral and providing for adequate protection in favor of the Prepetition Lenders as and to the extent provided herein; and (iv) reflecting such other terms and conditions that are mutually acceptable to the DIP Agent (at the direction of the Required DIP Lenders) and the Debtors, in their respective discretion, in each case, on the terms and conditions set forth herein; which Final DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified

- 15 - without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders). 9. Other than the Known Events, since the Petition Date, there shall not have been a Material Adverse Effect. 10. Other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as disclosed in writing to the DIP Agent prior to the Petition Date on a schedule to the DIP Credit Agreement, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental authority that (i) would reasonably be expected to result in a Material Adverse Effect or (ii) restrains, prevents or purports to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby. 11. The Loan Parties shall be in compliance in all material respects with (i) the Interim DIP Order or the Final DIP Order (as applicable), and (ii) the Budget (subject to Permitted Variances). 12. The Restructuring Support Agreement shall remain in force and effect as to the Debtors and the Consenting Lender Parties. Representations and Warranties: The DIP Credit Agreement will contain representations and warranties (which will be applicable to each Debtor and its subsidiaries) customary for financings of this type, and after giving effect to changes as a result of the Chapter 11 Cases, and otherwise consistent with the Documentation Principles and to be made as of (x) the date the Borrowers and the Guarantors execute the DIP Loan Documents, (y) the Closing Date, and (z) the date of any Extension of Credit thereafter. Affirmative and Negative Covenants: The DIP Credit Agreement will contain usual and customary affirmative and negative covenants to be consistent with the Documentation Principles, including, without limitation, the following: 1. Deliver or cause to be delivered to the DIP Agent and the DIP Lenders and their counsel for review and comment, as soon as commercially reasonable, and in any event not less than two (2) Business Days prior to filing (or as soon thereafter as is reasonably practicable under the circumstances), (i) all material pleadings, motions, and other documents material to the DIP Agent or DIP Lenders (provided, that any of the foregoing relating to the DIP Facility, Sale Documents (as defined in the Restructuring Support Agreement), or sale of any assets of the Debtors shall be deemed material) to be filed on behalf of the Debtors with the Bankruptcy Court, including, but not limited to, (ii) a list of proposed critical vendors and the amounts the Debtors would propose to pay such critical vendors pursuant to an order authorizing such payment , (iii) a list of executory contracts that the Debtors may reject, and (iv) all other draft pleadings as required under the Restructuring Support Agreement.

- 16 - 2. Promptly deliver in accordance with the Bid Procedures, to the DIP Agent and the DIP Lenders summaries of any term sheets, proposals, presentations, amendments to the Stalking Horse APA, from any party, related to (i) the restructuring of the Debtors, or (ii) the sale of assets of one or more of the Debtors. 3. Usual and customary negative covenants consistent with Documentation Principles, including limitations on incurrence of indebtedness, liens, dispositions, mergers, restricted payments, dividends and other payment restrictions affecting subsidiaries, negative pledges, modifications of indebtedness, organizational documents and certain other agreements, investments, sale and lease back transactions, federal reserve regulations, Investment Company Act, ERISA, Environmental, Accounting Methods, Sanctioned Persons, Anti-Corruption Laws, Anti-Money Laundering Laws, fundamental changes, change in nature of business, transactions with affiliates, burdensome agreements, prepayments of debt, holdings, divisions, and acquisitions. 4. Maintain a cash management system as required by the DIP Credit Agreement and the DIP Orders. 5. Not make or commit to make payments to critical vendors in respect of prepetition amounts unless such payments are approved by an order of the Bankruptcy Court or permitted pursuant to any approved Budget (subject to Permitted Variances). 6. Delivery of the Budget, updated as described herein and adherence to the Budget, subject to Permitted Variances. 7. (i) Actual aggregate disbursements shall not exceed the aggregate amount of disbursements in the Budget for the applicable period by more than the Permitted Variances and (ii) actual aggregate cash receipts (excluding DIP Proceeds that may be deemed a receipt) during the applicable period shall not be less than the aggregate amount of such cash receipts in the Budget for such period by more than the Permitted Variances. For purposes hereof, the term “Permitted Variances” will mean, for (x) the period beginning on the Petition Date through and including the two-week period ending on the second Friday following the Petition Date and (y) each Friday thereafter (each week commencing on the Friday of such week) but calculated on a rolling two-week basis to account for timing of payment variances, unless otherwise agreed to by the Administrative Agent (the applicable “Testing Period”): (a) any favorable disbursement or receipt variances as compared to budgeted disbursements or receipts for the applicable Testing Period, and (b) any unfavorable variance of no more than 15% for actual aggregate receipts as compared to the aggregate budgeted receipts for the applicable Testing Period, and (c) any unfavorable variance (other than disbursements for professional fees) of no more than 10% for actual aggregate disbursements as compared to the aggregate budgeted disbursements for the applicable Testing Period; provided that, notwithstanding the

- 17 - foregoing, the professional fees and the Carve Out shall be excluded from the determination of Permitted Variances. The Permitted Variances with respect to each Testing Period shall be determined and reported to the DIP Agent and the DIP Lenders by not later than 5:00 p.m. Eastern Standard Time on each Wednesday immediately following the end of each such Testing Period, unless otherwise agreed by the Parties. Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the approval of the DIP Agent at the direction of the Required DIP Lenders. 8. Not make or permit to be made any bonus payments to executive officers of the Debtors and their subsidiaries in excess of the amounts set forth in the Budget (subject to Permitted Variances) and as authorized by the Bankruptcy Court. 9. Without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders), not make or permit to be made any change to any DIP Order. 10. Not permit the Debtors to seek authorization for, and not permit the existence of, any claims (other than the DIP Claims) that are senior or pari passu with the DIP Claims, except for the Carve-Out and permitted liens. 11. The Debtors shall comply with the Milestones (as defined herein). Financial Reporting Requirements: The Debtors shall provide to the DIP Agent for the benefit of the DIP Lenders (hereinafter the “Financial Reporting Requirements”) all financial reporting information set forth in the Prepetition Financing Agreement and any other financial reporting information reasonably requested, not later than the days and times set forth herein (subject to grace, notice, and cure periods to be agreed). The Financial Reporting Requirements shall include, but not be limited to, the following: (i) monthly operating reports of the Debtors and their subsidiaries within thirty (30) calendar days of fiscal month end, certified by the Debtors’ chief financial officer (such reports, “Monthly Reporting”); (ii) quarterly consolidated financial statements of the Debtors and their subsidiaries within forty-five (45) calendar days of fiscal quarter end, certified by the Debtors’ chief financial officer; (iii) following delivery of the Budget on the Petition Date, by not later than 5:00 p.m. Eastern Standard Time on the second Wednesday following the Petition Date and by not later than 5:00 p.m. Eastern Standard Time each second Wednesday thereafter, an updated Budget, in each case, in form acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders and in substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders (provided, that such new Budget shall be deemed to be in form and substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders if the Budget has been received by the DIP Agent, and the DIP Agent does not provide any comments for a period of three (3) Business Days after receipt thereof by the DIP Agent and, for the avoidance of doubt, such Budget shall become the approved Budget for all purposes under the DIP Facility) for the subsequent

- 18 - 13 week period consistent with the form of the Budget, and such updated Budget shall become the “Budget” for the purposes of the DIP Facility upon the DIP Agent’s acknowledgement at the direction of the Required DIP Lenders that the proposed updated Budget is substantially in the form of the Budget and in substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders (provided, that, subject to the deemed approval set forth above, until a new Budget has been approved by the Borrower and the DIP Agent at the direction of the Required DIP Lenders, the most recently approved Budget shall govern); (iv) beginning on the Thursday following a full calendar week after the Petition Date (by not later than 5:00 p.m. Eastern Standard Time), and on every Thursday thereafter (by not later than 5:00 p.m. Eastern Standard Time), a variance report (the “Variance Report”) setting forth actual cash receipts and disbursements and cash flows of the Debtors for the prior Testing Period and setting forth all the variances, on a line-item and aggregate basis, from the amount set forth for such period as compared to the applicable Budget delivered by the Debtors, in each case, on a weekly basis (and each such Variance Report shall include explanations for all material variances); (v) monthly AP/AR aging schedules and monthly “Revenue and Margin by Client” reporting to be delivered concurrently with the Monthly Reporting; and (vi) other reporting requirements consistent with the Documentation Principles. The Debtors will promptly provide notice to the DIP Agent, for distribution to the DIP Lenders, of any Material Adverse Effect. All deliveries required pursuant to this section shall be subject to the confidentiality provision to be negotiated in the DIP Credit Agreement. Unless cancelled by the DIP Agent at the direction of the Required DIP Lenders, on each Friday (or, in the event that such day is not a Business Day then on the Business Day immediately following) during the Chapter 11 Cases, the Debtors’ senior management and professionals shall host a telephonic meeting for the DIP Lenders and their professionals at which the Debtors’ senior management and professionals shall provide an update to the DIP Lenders and their professionals (and make themselves available for questions) with respect to the 363 sale process and the financial and operating performance of the Loan Parties and their estates, including, but not limited to, the Variance Report. Other Reporting Requirements: The DIP Credit Agreement will contain other customary reporting requirements for similar debtor-in-possession financings and others determined by the DIP Agent or the Required DIP Lenders and the Debtors, in each case, in their respective discretion to be appropriate to the transactions contemplated herein, including, without limitation, with respect to material adverse events, events and notices under other material debt instruments, litigation, contingent liabilities, ERISA or environmental events and consistent with the Documentation Principles. Chapter 11 Cases Milestones: The DIP Credit Agreement will include the following milestones related to the Debtors’ Chapter 11 Cases (the “Milestones”), each of which may only be extended by the Borrower and the DIP Agent at the direction of the Required DIP Lenders. To the extent such Milestones require the delivery,

- 19 - filing or entry of an order with respect to any document, pleading or order, such document, pleading or order, as applicable, shall be in form and substance acceptable to the Borrower and DIP Agent and the Required DIP Lenders. 1. On the Petition Date, the Debtors shall file the Sale Motion, establishing a date that is no later than 58 calendar days after the Petition Date as the deadline for the submission of binding bids with respect to their assets (the “Bid Deadline”); 2. No later than 4 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order; 3. No later than 10 Business Days after the Petition Date, the Debtors shall file the Escrow Mediation Motion; 4. No later than 10 Business Days after the Petition Date, the Debtors shall file the Escrow Litigation Stay Pleadings; 5. No later than 30 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order, subject to the availability of the Bankruptcy Court to conduct the final hearing on the DIP Facility; 6. No later than 30 calendar days after the Petition Date, obtain entry by the Bankruptcy Court of an order approving the Bid Procedures (the “Bid Procedures Order”), which order shall be in form and substance acceptable to the Borrower and the DIP Agent at the direction of the Required DIP Lenders; 7. No later than 65 calendar days after the Petition Date, the Debtors shall commence an auction for the Acquired Assets, in accordance with the Bid Procedures Order; provided that if there is no higher or better offer submitted in comparison to the stalking horse bid(s), no auction shall be held; 8. No later than 70 calendar days after the Petition Date, the Bankruptcy Court shall have entered one or more sale order(s) (which shall be in form and substance acceptable to Borrower and the Required DIP Lenders) approving each of the winning bid(s) resulting from such sale(s); and 9. Consummation of the sale(s) and transactions contemplated thereby shall occur no later than the date that is 75 calendar days after the Petition Date. Events of Default: The DIP Credit Agreement will contain events of default customarily found in loan agreements for similar debtor-in-possession financings, with exceptions and grace periods to be agreed, and as shall be determined in accordance with the Documentation Principles, which will be applicable to the Debtors (each an “Event of Default”), including, without limitation:

- 20 - 1. failure to make (i) any payment of principal when due under the DIP Loan Documents or (ii) any payment of interest or any other payment when due under the DIP Loan Documents and (in the case of this clause (ii) such failure continues unremedied for two (2) Business Days); 2. noncompliance with covenants (subject to customary notice and cure periods as may be agreed with respect to certain covenants); 3. breaches of representations and warranties in any material respect, in either case, under the DIP Credit Agreement; 4. failure to satisfy or stay execution of judgments in excess of specified amounts; 5. the existence of certain materially adverse employee benefit or environmental liabilities, except for such liabilities as are in existence as of the Closing Date and are set forth on a schedule to the DIP Credit Agreement and customary ERISA and similar foreign plan events; 6. occurrence of a Material Adverse Effect; 7. except as otherwise authorized by Bankruptcy Court order, any release, or without the prior written consent of the DIP Agent (acting at the direction of the Required DIP Lenders), delivery by Borrower or any Loan Party of a written request to the Escrow Agent under the Escrow Agreement seeking release, of funds from the escrow account governed by the Escrow Agreement to any Person; provided, however, that it shall not be an Event of Default under this provision if a Person other than the Debtors delivers to the Escrow Agent, without the prior written consent of the Debtors to do so, a copy of the joint release instructions signed on or about June 14, 2022, by the Borrower (but not the Prepetition Agent); 8. any payment or transfer, whether in the form of cash, securities, warrants, options, notes or other instrument, by any Borrower, Guarantor or Affiliate thereof, shall have been made to any Seller (as defined in the Converge MIPA) or Affiliate thereof, other than in the ordinary course of business and set forth in the Budget; 9. invalidity of the DIP Loan Documents; 10. change in ownership or control (to be defined in a manner acceptable to the Borrower and the Required DIP Lenders and consistent with Documentation Principles); 11. termination of the Stalking Horse APA due to an uncured breach thereunder by the Debtors in accordance with the terms therein; 12. any of the Debtors shall file a pleading seeking to vacate or modify any DIP Order or DIP Loan Documents over the objection of the DIP Agent at the direction of the Required DIP Lenders; 13. entry of an order without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders) amending,

- 21 - supplementing or otherwise modifying any DIP Order or DIP Loan Document; 14. reversal, vacatur or stay of the effectiveness of any DIP Order except to the extent reversed within five (5) Business Days; 15. any violation of any material term of either DIP Order by the Debtors; 16. dismissal of any of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or any Debtor shall file a motion or other pleading seeking such dismissal or conversion of any Bankruptcy Case; 17. appointment of a chapter 11 trustee or examiner with enlarged powers, or any Debtor shall file a motion or other pleading seeking such appointment; 18. the filing with the Bankruptcy Court of a motion seeking approval of a sale pursuant to section 363 of the Bankruptcy Code (other than as contemplated by the Stalking Horse APA) or a plan of reorganization or liquidation in any of the Chapter 11 Cases that, in either case, does not provide for indefeasible payment in full in cash to the DIP Agent and the DIP Lenders of all DIP Loans and all other DIP Obligations and any other amounts outstanding under this DIP Term Sheet and the DIP Orders on closing of such sale or the effective date of such plan; 19. any sale of all or substantially all assets of the Debtors pursuant to section 363 of the Bankruptcy Code, unless such sale is conducted in accordance with the Bid Procedures and Bid Procedures Order; 20. failure to meet a Milestone, unless extended or waived by the prior written consent of the DIP Agent at the direction of the Required DIP Lenders; 21. granting of relief from the automatic stay by the Bankruptcy Court after notice and a hearing in the Chapter 11 Cases to permit foreclosure or enforcement on assets of the Borrowers or any Guarantor, in each case, with a fair market value in excess of $250,000; 22. the Debtors’ filing of (or supporting another party in the filing of) a motion seeking entry of, or the entry of an order by the Bankruptcy Court, (i) granting any superpriority claim or lien (except as contemplated herein) that is senior to or pari passu with the DIP Claims (ii) additional financing that does not provide for indefeasible payment in full in cash to the DIP Agent and the DIP Lenders of all DIP Loans and all other DIP Obligations and any other amounts outstanding under this DIP Term Sheet, or (iii) use of cash collateral not in accordance with the Budget without the prior written consent of the DIP Agent and Required DIP Lenders; 23. an order shall have been entered by the Bankruptcy Court in any of the Chapter 11 Cases, without the prior written consent of the DIP Agent at the direction of the Required DIP Lenders (i) to permit any

- 22 - administrative expense or any claim (now existing or hereafter arising of any kind or nature whatsoever) to have administrative priority equal or superior to the DIP Claims (other than the Carve- Out and the permitted liens) or (ii) granting or permitting the grant of a lien that is equal in priority or senior to the DIP Liens (other than the Carve-Out and the permitted liens); 24. the Debtors’ filing of a motion seeking entry of an order approving any key employee incentive plan, employee retention plan, or comparable plan not in accordance with the Budget, without the prior written consent of the DIP Agent at the direction of the Required DIP Lenders; 25. the Debtors shall seek, or shall support, any other person’s motion seeking (in any such case, verbally in any court of competent jurisdiction or by way of any motion or pleading filed with the Bankruptcy Court, or any other writing to another party in interest by the Debtors), to challenge the validity or enforceability of any of the obligations of the parties under the Prepetition Loan Documents, including, but not limited to, seeking to prohibit, limit or restrict the right of the Prepetition Agent (on behalf of the Prepetition Lenders) to credit bid for any or all of the Debtors’ assets; 26. the Debtors shall assert in any pleading filed in any court that the guarantee contained in the DIP Loan Documents is not valid and binding, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof; 27. payment of (or application by Debtor for authority to pay) or granting adequate protection with respect to prepetition debt, other than as expressly provided herein or in either DIP Order; 28. expiration or termination of the period provided by section 1121 of the Bankruptcy Code for the exclusive right to file a plan with respect to any Debtor unless such expiration or termination was sought by the DIP Agent at the direction of the Required DIP Lenders; 29. the cessation of the DIP Liens or the DIP Claims to be valid, perfected and enforceable in all respects; 30. Permitted Variances under the Budget are exceeded for any period of time without consent of or waiver by the DIP Agent at the direction of the Required DIP Lenders in accordance with the terms of the Definitive Documents; 31. [reserved]; 32. any Debtor asserting any right of subrogation or contribution against any other Debtor until all borrowings under the DIP Facility are paid in full and the commitments are terminated; 33. subject to entry of the Final DIP Order, the allowance of any claim or claims under section 506(c) of the Bankruptcy Code or otherwise against any DIP Lender;

- 23 - 34. the commencement of a suit or action against the DIP Agent or any DIP Lender by (x) the Debtors or (y) any other Person which continues without dismissal for thirty (30) days after service thereof on the DIP Lenders, that in each case asserts or seeks by or on behalf of the Debtors, any Committee or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (i) have the effect of subordinating any or all of the DIP Obligations or DIP Liens of the DIP Lenders under the DIP Loan Documents to any other claim, or (ii) have a material adverse effect on the rights and remedies of the DIP Agent and/or the DIP Lenders under any DIP Loan Document or the collectability of all or any portion of the DIP Obligations; 35. the entry of an order in any Bankruptcy Case avoiding or requiring repayment of any portion of the payments made on account of the DIP Obligations owing under the DIP Credit Agreement or the other DIP Loan Documents; 36. an order shall have been entered by the Bankruptcy Court prohibiting, limiting or restricting (except as agreed in any DIP Order) the right of the DIP Agent (on behalf of the DIP Lenders) or the Prepetition Agent (on behalf of the Prepetition Lenders) to credit bid for any or all of the Debtors’ assets; provided, however, that an order entered by the Bankruptcy Court prohibiting, limiting or restricting the right of the DIP Agent (on behalf of the DIP Lenders) or the Prepetition Agent (on behalf of the Prepetition Lenders) to credit bid the Escrowed Funds shall not constitute an Event of Default under this section 36; 37. the payment of any prepetition claim other than (i) as consented to by the Required DIP Lenders, (ii) as authorized by the Budget, (iii) permitted under the terms of the DIP Credit Agreement or (iv) as authorized by the Bankruptcy Court or either DIP Order and reflected in the Budget; and 38. Termination of the Restructuring Support Agreement by the Company Parties (other than as a result of a breach of the Restructuring Support Agreement by any Consenting Lender) pursuant to Section 12.02 thereof. Termination: Upon the occurrence and during the continuance of an Event of Default, and at the direction of the Required DIP Lenders, the DIP Agent shall, by written notice to the Borrowers and its counsel, the U.S. Trustee and counsel for any statutory committee, terminate the DIP Facility, declare the obligations in respect thereof to be immediately due and payable and, subject to the immediately following paragraph, exercise all rights and remedies under the DIP Loan Documents and the DIP Orders. Remedies: The DIP Agent and the DIP Lenders shall have customary remedies upon the occurrence and during the continuance of an Event of Default, including, without limitation, the following:

- 24 - Subject to the terms of the DIP Orders (including in respect of any required notices), the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise, upon the occurrence and during the continuance of any Event of Default under their respective DIP Loan Documents, all rights and remedies provided for in the DIP Loan Documents, and to take any or all of the following actions without further order of or application to the Bankruptcy Court (as applicable): (i) immediately terminate the Debtors’ limited use of any cash collateral; (ii) cease making any DIP Loans under the DIP Facility to the Debtors; (iii) declare all DIP Obligations to be immediately due and payable; (iv) freeze monies or balances in the Debtors’ accounts (and, with respect to the DIP Credit Agreement and the DIP Facility, sweep all funds contained in the Controlled Accounts); (v) immediately set-off any and all amounts in accounts maintained by the Debtors with the DIP Agent or the DIP Lenders against the DIP Obligations, or otherwise enforce any and all rights against the DIP Collateral in the possession of any of the applicable DIP Lenders, including, without limitation, disposition of the DIP Collateral solely for application towards the DIP Obligations; and (vi) take any other actions or exercise any other rights or remedies permitted under the DIP Orders, the DIP Loan Documents or applicable law to effect the repayment of the DIP Obligations; provided, however, that the DIP Agent (acting at the direction of the Required DIP Lenders) must provide the Debtors with seven (7) calendar days written notice (which may be by email) before exercising any enforcement rights or remedies other than notice with respect to termination of DIP Agent’s (acting at the direction of the Required DIP Lenders) consent to the Debtors’ use of Cash Collateral, which shall only require five (5) calendar days written notice (the “Remedies Notice Period”); provided, further, that neither the Debtors, the Committee nor any other party-in-interest shall have the right to contest the enforcement of the remedies set forth in the DIP Orders and the DIP Loan Documents on any basis other than an assertion that an Event of Default has not occurred or has been cured within the cure periods expressly set forth in the applicable DIP Loan Documents, except for the Committee’s Challenge during the Investigation Period. The Debtors shall cooperate fully with the DIP Agent and the DIP Lenders in their exercise of rights and remedies, whether against the DIP Collateral or otherwise. For clarity, notwithstanding anything to the contrary herein, prior to the DIP Lenders’ enforcement of remedies, the Debtors shall have the right within the Remedies Notice Period to challenge, among other things, the existence or occurrence of an Event of Default by seeking emergency relief from the Bankruptcy Court. If the Bankruptcy Court finds that an Event of Default has occurred and is continuing, the DIP Lenders’ right to enforce the remedies provided in the DIP Orders and in the DIP Credit Agreement is subject to the DIP Lenders satisfying their obligations occasioned by the issuance of a Carve-Out Trigger Notice; provided, however, that the Debtors hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent that such relief would in any way impair or restrict the rights and remedies of the DIP Lenders or DIP Agent, or, if applicable, the Prepetition Lenders or Prepetition Agent.

- 25 - The Debtors shall otherwise waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the DIP Agent and the DIP Lenders set forth in the DIP Orders and in the DIP Loan Documents. Adequate Protection: As adequate protection for the use of the collateral securing the Prepetition Obligations (the “Prepetition Collateral”), the Prepetition Agent, on behalf of and for the benefit of the Prepetition Lenders, and the Prepetition Lenders, shall receive, in each case subject to the Carve-Out: (i) subject to, and consistent with the Budget, current payment of all reasonable out-of-pocket fees, costs and expenses of the Prepetition Agent and the Prepetition Lenders, including the reasonable and documented out-of-pocket fees, costs, disbursements and expenses of K&S, as counsel to the Prepetition Agent and Prepetition Lenders, and Ankura, as financial advisor to the Prepetition Agent; (ii) replacement liens to the extent of any postpetition diminution in value of the Prepetition Lenders’ interest in the Collateral resulting from the use, sale or lease by the Debtors of such Prepetition Collateral and/or the imposition of the automatic stay, including replacement liens on all Unencumbered Property of the Debtors, which liens will be junior to DIP Liens, the Carve-Out, and permitted liens (the “Prepetition Adequate Protection Liens”) and senior to Prepetition Liens; (iii) superpriority administrative expense claims to the extent of any postpetition diminution in value of the Prepetition Lenders’ interest in the Collateral resulting from the use, sale or lease by the Debtors of such Prepetition Collateral and/or the imposition of the automatic stay (the “Prepetition Lender Superpriority Claims”), which claims will be junior to the DIP Obligations, the Carve-Out, and permitted liens and be payable from and have recourse to all assets and property of the Debtors; and (iv) reasonable access to the Debtors’ books and records and such financial reports as are provided to the DIP Agent pursuant to provisions (i) through (iii) above of the Financial Reporting Requirements section; provided, however, that the foregoing provision shall not permit the DIP Agent to have access to any of the Debtors’ books and records that contain attorney-client privileged information or any information containing information that subject of the work product doctrine of the Debtors’ counsel. (the foregoing clauses (i)-(iv), the “Adequate Protection Package”). The DIP Orders shall provide that the Debtors’ agreement to the Milestones and the Budget shall constitute a component of the Adequate Protection Package.

- 26 - Subject to, and consistent with the Budget, the Interim DIP Order shall include language providing for the payment of all outstanding fees, interest and expenses referenced in the foregoing clauses (i) and (ii) through and including the Petition Date upon entry of the Interim DIP Order. For the avoidance of doubt, any and all payments made on account of the Prepetition Obligations to the Prepetition Lenders in connection with the Adequate Protection Package shall be distributed in accordance with the waterfall set forth in the Prepetition Financing Agreement. Marshaling and Waiver of Section 506(c) and 552(b) Claims: Effective upon entry of the Final DIP Order, the DIP Agent, the DIP Lenders, the Prepetition Agent, and the Prepetition Lenders shall not be subject to the equitable doctrine of “marshalling” or any similar doctrine with respect to the DIP Collateral or the Prepetition Collateral, as applicable, and all proceeds shall be received and applied pursuant to the Final DIP Order and the DIP Loan Documents notwithstanding any other agreement or provision to the contrary. Effective upon entry of the Final DIP Order, the Debtors (on behalf of themselves and their estates) shall waive, and shall not assert in the Chapter 11 Cases or any successor cases, (i) any surcharge claim under sections 105(a) and/or 506(c) of the Bankruptcy Code or otherwise for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders, upon the DIP Collateral, or the Prepetition Collateral and (ii) the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders, shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Agent, the DIP Lenders, the Prepetition Agent and the Prepetition Lenders, with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral or DIP Collateral. Indemnification: The Debtors shall jointly and severally indemnify and hold harmless the DIP Agent, each DIP Lender, and each of their affiliates and each of their respective officers, directors, employees, controlling persons, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to the DIP Facility, the DIP Loan Documents or the transactions contemplated thereby, or any use made or proposed to be made with the DIP Proceeds, whether or not such investigation, litigation or proceeding is brought by any Debtor or any of its subsidiaries, any shareholders or creditors of the foregoing, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby or under the DIP Loan Documents are consummated, except, with respect to any Indemnified Party, to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent

- 27 - jurisdiction to have resulted solely from such Indemnified Party’s gross negligence, bad faith or willful misconduct or any of such Indemnified Party’s affiliates or their respective principals, directors, officers, employees, representatives, agents, attorneys or third party advisors. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Debtor or any of its subsidiaries or any shareholders or creditors of the foregoing for or in connection with the transactions contemplated hereby, except, with respect to any Indemnified Party, to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence, bad faith or willful misconduct or any of such Indemnified Party’s affiliates or their respective principals, directors, officers, employees, representatives, agents, attorneys or third party advisors. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages. Expenses: The Borrowers and each Guarantor shall jointly and severally pay all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Agent and the DIP Lenders (including the reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Agent’s counsel, K&S, and financial advisor, Ankura), and any other professional advisors retained by the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion, in connection with (i) the negotiations, preparation, execution and delivery of the DIP Loan Documents and the funding of all DIP Loans under the DIP Facility, including, without limitation, all due diligence, transportation, computer, duplication, messenger, audit, insurance, appraisal, valuation and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the DIP Agent or DIP Lenders and their respective counsel and professional advisors in connection with the DIP Facility, the DIP Loan Documents or the transactions contemplated thereby, the administration of the DIP Facility and any amendment or waiver of any provision of the DIP Loan Documents, (ii) the enforcement of any rights and remedies under the DIP Loan Documents, (iii) the Chapter 11 Cases, including attendance at all hearings in respect of the Chapter 11 Cases; and (iv) defending and prosecuting any actions or proceedings arising out of or relating to the Prepetition Obligations, the DIP Obligations, the Liens securing the Prepetition Obligations and the DIP Obligations, or any transaction related to or arising in connection with the Prepetition Loan Documents, the DIP Credit Agreement or the other DIP Loan Documents (in the case of the Prepetition Obligations and the Liens securing the Prepetition Obligations, to the extent provided in the Prepetition Loan Documents). Assignments and Participations: Each DIP Lender shall have the right to sell participations in its DIP Loans, subject to customary voting limitations, subject to the consent of the Borrowers in accordance with the terms of the Definitive Documents; provided, that, the consent of the Debtors shall not be required for any assignment or participation (x) by a DIP Lender during the continuance of an Event of Default, (y) in connection with any assignment by a DIP Lender to a DIP Lender, an Affiliate of such DIP Lender or a Related Fund (as defined in the DIP Credit Agreement) of such DIP Lender or (z) if such assignment

- 28 - is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such DIP Lender. Removal of DIP Lenders: The Required DIP Lenders shall have the right to cause any “defaulting” DIP Lender (under certain situations to be specified in the DIP Credit Agreement) to assign its DIP Loans, DIP Commitment or any other obligations to one or more existing and consenting DIP Lenders. Required DIP Lenders: DIP Lenders holding more than 50.0% of the DIP Commitments, if any are outstanding, and DIP Loans (the “Required DIP Lenders”), except as to matters requiring unanimity under the DIP Credit Agreement (e.g., the increase or reinstatement of the DIP Commitments, the reduction of principal of or interest on the DIP Loans, the reduction of interest rates, the extension of interest payment dates, the reduction of fees, the extension of the maturity of the Debtors’ obligations, any changes to waterfall provisions, pro rata sharing provisions or any other provisions requiring the pro rata application of payments, any change in the superpriority payment or lien status of the Borrower’s and Guarantors’ obligations under the DIP Facility, the release of all or substantially all of the DIP Collateral or guaranties of the DIP Facility, or the modification of the definition of “Required DIP Lenders” or any other provision of the DIP Loan Documents specifying the number or percentage of DIP Lenders required to amend, waive or otherwise modify any rights thereunder or make any determination or grant any consent thereunder). The DIP Commitments and DIP Loans of any defaulting DIP Lender shall be disregarded in determining Required DIP Lenders at any time. Miscellaneous: The DIP Credit Agreement will include standard yield protection provisions substantially similar to the Prepetition Financing Agreement (including, without limitation, provisions substantially similar to the Prepetition Financing Agreement relating to compliance with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes). Governing Law: Except as governed by the Bankruptcy Code, the law of the State of New York. Counsel to the DIP Agent: King & Spalding LLP Counsel to the Debtors: Willkie Farr & Gallagher LLP

EXHIBIT D Form of Joinder The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of December 7, 2023 (the “Agreement”)1 by and among Troika Media Group, Inc. (“Troika”), the other Company Parties, and the Consenting Lender Parties and agrees to be bound by the terms and conditions of the Agreement as a Consenting Lender, and shall be deemed a “Consenting Lender” and a “Party” under the terms of the Agreement. The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement as of the date of this Joinder and any further date specified in the Agreement. This Joinder shall be governed by the governing law set forth in the Agreement. Date Executed: [JOINDER PARTY] ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: Prepetition Secured Claims 1 Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT E Provision for Transfer Agreement The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of December 7, 2023 (the “Agreement”),1 by and among Troika Media Group, Inc., the other Company Parties, and the Consenting Lender Parties, including the transferor to the Transferee of any Prepetition Secured Claims (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Lender” and a “Party” under the terms of the Agreement. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: Prepetition Secured Claims 1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.